Exhibit 4.7

THE SYMBOL [***] DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) CUSTOMARILY AND ACTUALLY TREATED AS PRIVATE.

EXCLUSIVE RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT

by and between

Silence Therapeutics PLC

and

HANSOH (Shanghai) Healthtech Co., Ltd. and Jiangsu Hansoh Pharmaceutical Group Company Limited

Dated as of October 14, 2021

THIS EXCLUSIVE RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT is made and entered into effective as of October 14, 2021 (the “Effective Date”) by and between

(1) Silence Therapeutics PLC, a public limited company organized under the laws of England and Wales with a registered office at 27 Eastcastle Street, London, W1W 8DH (“Silence”), and

(2) HANSOH (Shanghai) Healthtech Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China having a principal place of business at Room 102, Block 1 No. 298 Xiangke Road, China (Shanghai) Pilot Free Trade Zone, China (“Hansoh Healthtech”) and Jiangsu Hansoh Pharmaceutical Group Company Limited, a corporation organized and existing under the laws of the People’s Republic of China having a place of business at No. 9 Dongjin Road, Huaguoshan Avenue, Lianyungang, Jiangsu, China (“Jiangsu Hansoh” and together with Hansoh Healthtech, “Hansoh”); and

Silence and Hansoh are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Background

(A) Silence owns certain intellectual property rights with respect to the research and development of RNAi Molecules (as defined below).

(B) Hansoh has expertise in the development, manufacturing, and commercialization of drugs.

(C) The Parties have agreed to collaborate to perform drug discovery and research on certain Licensed Targets, which will be chosen in accordance with this Agreement. Hansoh wishes to obtain, and Silence wishes to grant to Hansoh, an option to obtain a license under Silence’s rights in such technology and related intellectual property rights to develop and commercialize Licensed Compounds and Licensed Products directed to those Licensed Targets.

NOW, THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement and the Schedules to this Agreement the following capitalized terms, whether used in the singular or plural, shall have the meanings set out below:

1.1
“Accounting Standards” means, with respect to either Party, records and books of accounts shall be maintained in accordance with International Financial Reporting Standards (IFRS).
1.2
“Acquisition” means: (a) a merger involving Silence or any Holding Company of Silence, in which the shareholders of Silence or such Holding Company immediately prior to such merger cease to control (as defined in Section 1.3) Silence or such Holding Company after such merger; (b) a sale of all or substantially all of the business or assets of Silence to an acquiring entity; or (c) a sale of a controlling (as defined in Section 1.3) interest of Silence to an acquiring entity.
1.3
“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party. For the purposes of this definition, “control” and, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”, means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
1.4
“Agreement” means this agreement and all schedules, appendices and other addenda attached hereto as any of the foregoing may be amended in accordance with the provisions of this Agreement.
1.5
“Alliance Manager” has the meaning set forth in Section 2.14.
1.6
“Annual Gross Sales” means the total Gross Sales of all Licensed Products directed (whether solely or jointly with any other Licensed Targets) to a particular Licensed Target in a particular Year or, with respect to the Year that includes the First Commercial Sale, the period beginning on such date of First Commercial Sale through to the end of the Year in which such First Commercial Sale occurred.
1.7
“Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.
1.8
“Business Day” means a day other than a Saturday or Sunday on which banking institutions in London, England or the People’s Republic of China are open for business.
1.9
“Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

1.10
“China Licensed Compound” means any Licensed Compound directed to either of the China Licensed Targets.
1.11
“China Licensed Product” means any Licensed Product directed to either of the China Licensed Targets.
1.12
“China Licensed Targets” means the targets set forth in Section 1 of Schedule 1.78, unless otherwise agreed by the Parties in writing.
1.13
“Claims” has the meaning set forth in Section 14.1.
1.14
“Clinical Studies” means a Phase 1 Trial, Phase 2 Trial, Phase 3 Trial, and such other tests and studies in human subjects that are required by Applicable Law, or otherwise conducted or recommended by any applicable Regulatory Authority, to obtain or maintain Regulatory Approvals for a Licensed Compound or Licensed Product for one (1) or more Indications, including tests or studies that are intended to expand the approved Indications for such Licensed Compounds or Licensed Products.
1.15
“Collaboration” means the collaboration between the Parties which is the subject matter of this Agreement.
1.16
“Combination Product” means a Licensed Product sold as a single unit for a single price which Licensed Product contains one or more additional agents having a meaningful therapeutic effect (whether coformulated or copackaged) other than a Licensed Compound.
1.17
“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a molecule or product, including activities related to marketing, promoting, distributing, importing and exporting such molecule or product, and, for purposes of setting forth the rights and obligations of the Parties under this

Agreement, shall be deemed to include conducting medical affairs activities and conducting phase 4 trials, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.
1.18
“Commercially Reasonable Efforts” means, with respect to the performance of Development or Commercialization activities with respect to a Licensed Compound and/or Licensed Product by a Party, the carrying out of such activities using efforts and resources comparable to the efforts and resources that [***] under similar circumstances acting in good faith would typically devote to compounds or products of similar market potential at a similar stage in development or product life taking into account all relevant factors, including the [***].
1.19
“Confidential Information” means any Information or data provided orally, visually, in writing or other form by or on behalf of one (1) Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) in connection with this Agreement, whether prior to, on, or after the Effective Date, including Information relating to the terms of this Agreement, any Licensed Target, or any Licensed Compound or Licensed Product, any Exploitation of any Licensed Target or any Licensed Compounds or Licensed Product, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Hansoh Research Know-How and Silence Research Know-How, as applicable), or the scientific, regulatory, patent or business affairs or other activities of either Party. Notwithstanding the foregoing, (a) Silence Background IP, Silence Research IP and Silence China Product Development IP will be considered Confidential Information of Silence, (b) Hansoh Background IP, Hansoh Research IP and Hansoh China Product Development IP will be considered Confidential Information of Hansoh, and (c) Joint Research IP shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto.
1.20
“Control” means, with respect to any item of Information, Know-How, material, Patent, or other property right, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue, or otherwise (other than by operation of the license and other grants (but not assignment) in this Agreement), to grant a license, sublicense, or other right to or under such Information, Know-How, material, Patent, or other property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing as of the time such Party would be required hereunder to grant such access or license; provided that where access to or the use of any item of Information, Know-How, material, Patent, or other property right of a Third Party requires or triggers a payment obligation, such Information, Know-How, material, Patent, or other property right shall only be Controlled in the circumstances set out in Section 6.8.
1.21
“Cover” means, with respect to a particular subject matter at issue and a relevant Patent, that, in the absence of ownership of or a license under such Patent, the manufacture, use, sale, offer for sale, or importation of such subject matter would infringe one or more Valid Claims of such Patent, or, as to a pending claim included in such Patent, the manufacture, use, sale, offer for sale, or importation of such subject matter would infringe such Patent if such pending claim were to issue in an issued patent.
1.22
“Development” means all activities related to pre-clinical and other non-clinical research, testing, test method development and stability testing, toxicology, formulation, process development, drug substance design and synthesis, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Studies, including

Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development. For purposes of clarity, Development shall include any submissions (and activities required in support thereof) required by Applicable Laws or a Regulatory Authority as a condition or in support of obtaining a pricing or reimbursement approval for an approved molecule or product.
1.23
“Dispute” has the meaning set forth in Section 16.7.
1.24
“Dollars” or “$” means United States Dollars.
1.25
“Drug Approval Application” means (a) a New Drug Application, submitted to the FDA pursuant to 21 CFR § 314.50 (“NDA”); (b) a Biologics License Application submitted to the FDA pursuant to Section 351(a) of the Public Health Service Act and the regulations promulgated thereunder (“BLA”); (c) an application for authorization to market and/or sell a biological or pharmaceutical product submitted to a Regulatory Authority in any country or jurisdiction other than the U.S., including, (i) with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralized procedure, mutual recognition or any national approval procedure (“MAA”) and (ii) with respect to Mainland China, any drug marketing approval application filed with the NMPA; or (d) with respect to any biological or pharmaceutical product for which a NDA, BLA or MAA has been approved by the applicable Regulatory Authority, an application to supplement or amend such NDA, BLA or MAA to expand the approved label for such biological product to include use of such biological product for an additional Indication.
1.26
“Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.
1.27
“EMA” means the European Medicines Agency and any successor agency or authority having substantially the same function.
1.28
“Enterprise Income Tax” means the tax levied on payments from the Peoples Republic of China pursuant to The Enterprise Income Tax Law of the People's Republic of China (Order No. 23 of the President of the People’s Republic of China) that came into effect as of December 29, 2018.
1.29
“European Union” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.
1.30
“Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.
1.31
“Failed Target” has the meaning described in Section 3.8.
1.32
“FDA” means the United States Food and Drug Administration and any successor agency or authority having substantially the same function.
1.33
“Field” means all therapeutic, prophylactic, palliative and diagnostic uses in humans and animals.

1.34
“First Commercial Sale” means, with respect to a Licensed Product and a country or region, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country or region after Regulatory Approval for the sale of such Licensed Product has been obtained in such country or region. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales”, “named patient sales”, and “compassionate use sales”, shall not constitute a First Commercial Sale.
1.35
“FTE” means the equivalent of the work of one appropriately qualified individual working on a full-time basis in performing work in connection with this Agreement for a twelve (12) month period (consisting of at least a total of [***] ([***]) hours per Year of dedicated effort related to scientific, technical or operational work (excluding administrative services)).
1.36
“FTE Costs” means the FTE Rate multiplied by the number of FTEs applied by Silence to the performance of the relevant activity in accordance with the applicable Research Plan.
1.37
“FTE Rate” means, for the period from 1 January to 31 December of each Year, [***] Dollars ($[***]).
1.38
“Generic Competition” means, with respect to a given Licensed Product in a given country or region in the Hansoh Territory, that the unit sales of such Licensed Product in such country or region reduce in any Quarter by [***] ([***]%) or more from the most recent Quarter that was prior to the launch of the first to be launched Generic Product of such Licensed Product in such country or region.
1.39
“Generic Product” means, with respect to a Licensed Product, any product that is sold by a Third Party under a Regulatory Approval granted by a Regulatory Authority to a

Third Party which Third Party has not obtained the right to market or sell such product from Hansoh (including as a Sublicensee, subcontractor, or Third Party distributor of Hansoh or any of its Affiliates) and either (a) contains, as an active ingredient, the same compound as the Licensed Compound in the reference Licensed Product, and (b) is approved in reliance, in whole or in part, on the prior approval (or on data supporting safety or efficacy data submitted in support of the prior approval) of such Licensed Product as determined by the applicable Regulatory Authority, including but not limited to any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FD&C Act (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (ii) in the E.U. pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (iii) in any other country or jurisdiction pursuant to the equivalents of such provisions, including any amendments and successor statutes with respect to the subsections (i) through (iii). A Licensed Product authorized by Hansoh or any of its Affiliates or Sublicensees as an authorized generic product whether or not marketed by Hansoh or a Third Party will not constitute a Generic Product.
1.40
“Global Licensed Compound” means any Licensed Compound directed to the Global Licensed Target.
1.41
“Global Licensed Product” means any Licensed Product directed to the Global Licensed Target.
1.42
“Global Licensed Target” means the target selected as set forth in Section 2 of Schedule 1.78, unless otherwise agreed by the Parties in writing.

1.43
“GLP Toxicology Study” means an animal pharmacology and toxicology study conducted using current good laboratory practice that is used to assess whether a Licensed Compound is reasonably safe for initial testing in humans and to support an IND.
1.44
“Gross Sales” means, with respect to a Licensed Product for any period, the total amounts billed or invoiced on sales of such Licensed Product during such period by Hansoh, its Affiliates, or Sublicensees in the Hansoh Territory to Third Parties (including wholesalers or distributors), in bona fide arm’s length transactions.
1.45
“Hansoh Background IP” means the Hansoh Background Patents and Hansoh Background Know-How.
1.46
“Hansoh Background Know-How” means any and all Know-How Controlled by Hansoh or any of its Affiliates (i) on the Effective Date, (ii) which has been generated by or on behalf of Hansoh or its Affiliates during the Term otherwise than in the performance of this Agreement, or (iii) other than Know-How created in undertaking any improvements to any Licensed Compound, Licensed Product or the Manufacturing thereof pursuant to Section 6.6, which has been generated by or on behalf of Hansoh or any of its Affiliates during the Term performing activities under this Agreement and outside the scope of any Research Plan, in each case (i), (ii), and (iii) solely to the extent that such Know-How is necessary or useful to Exploit Licensed Compounds or Licensed Products.
1.47
“Hansoh Background Patents” means any and all Patents Controlled by Hansoh or any of its Affiliates on the Effective Date or during the Term that Cover any Hansoh Background Know-How.

1.48
“Hansoh China Product Development IP” means the Hansoh China Product Development Patents and Hansoh China Product Development Know-How.
1.49
“Hansoh China Product Development Know-How” means any and all Know-How that is developed or invented by or on behalf of Hansoh or any licensee or sublicensee of Hansoh in the research or Development of any China Licensed Compound and/or China Licensed Product after the exercise of the Option by Hansoh in respect of a China Licensed Target.
1.50
“Hansoh China Product Development Patents” means any and all Patents Controlled by Hansoh after the Effective Date that Cover any Hansoh China Product Development Know-How.
1.51
“Hansoh Parties” means Jiangsu Hansoh and Hansoh Healthtech as defined above.
1.52
“Hansoh Indemnitees” has the meaning set forth in Section 14.2.
1.53
“Hansoh Research IP” means the Hansoh Research Patents and Hansoh Research Know-How.
1.54
“Hansoh Research Know-How” means any and all Know-How that is developed or invented after the Effective Date solely by or on behalf of Hansoh or any licensee or sublicensee of Hansoh in performing activities under any Research Plan or in undertaking any improvements to any Licensed Compound, Licensed Product or the Manufacturing thereof pursuant to Section 6.6. For clarity, Hansoh Research Know-How specifically excludes Hansoh Background Know-How and Joint Research Know-How.
1.55
“Hansoh Research Patents” means any and all Patents Controlled by Hansoh after the Effective Date that Cover any Hansoh Research Know-How.

1.56
“Hansoh Sole Region” means Mainland China, the Special Administrative Regions of Hong Kong and Macau, and Taiwan.
1.57
“Hansoh Territory” means
1.57.1
in respect of the Global Licensed Target and the corresponding Global Licensed Compounds and Global Licensed Products, worldwide; and
1.57.2
in respect of the China Licensed Targets and the corresponding China Licensed Compounds and China Licensed Products, the Hansoh Sole Region.
1.58
“Holding Company” has the meaning given to “holding company” in section 1159 of the UK Companies Act 2006.
1.59
“In-Vivo Study” means a study using a whole, living organism conducted using current good laboratory practice that is used to assess a Licensed Compound.
1.60
“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Studies, including (a) an Investigational New Drug Application as defined in the United States Federal Food, Drug, and Cosmetic Act, as amended, or any successor application or procedure filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions, (e.g., a Clinical Trial Application (“CTA”)), and (c) all supplements, amendments, variations, extensions, and renewals thereof that may be filed with respect to the foregoing.
1.61
“Indemnitee” has the meaning set forth in Section 14.3.
1.62
“Indemnitor” has the meaning set forth in Section 14.3.

1.63
“Indication” means a disease, disorder, illness, or health condition and all of its associated signs, symptoms, stages, or any progression of the foregoing (including precursor conditions), in each case, for which a separate Phase 3 Trial is required.
1.64
“Information” means all knowledge of a technical, scientific, business and other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, regulatory data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., chemical reactants, intermediates, modifications and products; plasmids, proteins, cell lines, assays and compounds) and chemical and biological methodologies; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic, or any other form now known or hereafter developed.
1.65
“Initiation” means, with respect to a Clinical Study, the first dosing of the first (1st) human subject in such Clinical Study. “Initiate” has a correlative meaning.
1.66
“Joint Development Activities” has the meaning set out in Section 7.4.1.
1.67
“Joint Development Committee” or “JDC” means the committee formed to oversee Joint Development Activities in accordance with Section 2.9.
1.68
“Joint Development Plan” means the plan agreed pursuant to Section 7.4.1 which plan shall be in the format set out in Schedule 1.68.
1.69
“Joint Research IP” means the Joint Research Patents and Joint Research Know-How.

1.70
“Joint Research Know-How” means any and all Know-How that is developed or invented after the Effective Date jointly by or on behalf of Hansoh on the one hand, and by or on behalf of Silence on the other hand, in performing activities under each Research Plan. For clarity, Joint Research Know-How specifically excludes Hansoh Background Know-How, Hansoh Research Know-How, Hansoh China Product Development Know-How, Silence Background Know-How, Silence Research Know-How and Silence China Product Development Know-How.
1.71
“Joint Research Patents” means any and all Patents that Cover any Joint Research Know-How.
1.72
“Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1.
1.73
“Know-How” means any and all computer programs, data (including pharmacological, biological, chemical, biochemical, toxicological, and regulatory data), designs, drawings, experience, results, ideas, improvements, instructions, inventions, know-how, knowledge, methods, methodologies, modifications, observations, procedures, processes, practices, skill, trade secrets, technical assistance, techniques, technology, works of authorship, and other proprietary Information, whether or not protectable under patent, copyrights, trade secret or other laws, but which are not generally known, including assembly procedures, discoveries, formulae, materials (including chemicals), biological materials (including expression constructs, nucleic acid sequences, amino acid sequences, and cell lines), clinical trial and patient selection designs and methodology, test data (including pharmacological, toxicological, pre-clinical and clinical information and test data), analytical and quality control data (including drug stability data), manufacturing technology and data (including formulation data), and sales forecasts, data and descriptions.

1.74
“Licensed Compound” means a compound comprising or consisting of RNAi Molecules [***].
1.75
“Licensed Know-How” means the Silence Background Know-How, Silence China Product Development Know-How and the Silence Research Know-How that is necessary for the Exploitation of a Licensed Compound.
1.76
“Licensed Patent” means any Patent comprised within the Silence Background Patents, Silence Research Patents, Silence China Product Development Patents or Joint Research Patents that, in the absence of a license, would be infringed by the Exploitation of Licensed Compounds or Licensed Products in the Field.
1.77
“Licensed Product” means a pharmaceutical product comprising or containing one or more Licensed Compounds as an active pharmaceutical ingredient, whether alone or in combination with one (1) or more other active ingredients, and in any form, formulation, dosage form and strength, and for any mode of delivery.
1.78
“Licensed Target” means any one of the China Licensed Targets and/or the Global Licensed Target but, for the avoidance of doubt, excluding any Failed Targets.
1.79
“Mainland China” means the People’s Republic of China, but excluding the Special Administrative Regions of Hong Kong and Macau, and Taiwan.
1.80
“Major Market” means any of [***].
1.81
“Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labelling, shipping, and holding of any molecule, product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, supply chain, stability testing, quality assurance testing and release, and quality control.
1.82
“Net Sales” means, with respect to a Licensed Product for any period, the Gross Sales, less the following deductions, in each case related specifically to the Licensed Product and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to Hansoh, its Affiliates, or Sublicensees:
(a)
trade, cash and quantity discounts;
(b)
price reductions, chargebacks or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities, health care organizations, health care insurance carriers, buying groups, distributors, wholesalers or other individual or group payees;
(c)
actual non-collectable receivables written off in accordance with applicable accounting standard provided that the foregoing do not exceed one percent (1%) of the Net Sales in any given Quarter;
(d)
taxes on sales (such as sales, excise, import, value added, or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;
(e)
amounts repaid or credited by reason of rejections, defects, return goods allowance, recalls or returns, or because of retroactive price reductions;
(f)
the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers or Medicare Prescription Drug Plans relating to such Licensed Product;

(g)
freight, insurance, import/export, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced; and
(h)
[***].

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes, provided such transfer takes place for no consideration. Net Sales shall include the amount or fair market value of all other consideration received by Hansoh, its Affiliates, or Sublicensees in respect of the Licensed Product, whether such consideration is in cash, payment in kind, exchange, or other form. Net Sales shall not include sales between or among Hansoh, its Affiliates, or Sublicensees.

Where a Licensed Product is sold as part of a Combination Product, the Net Sales applicable to such transaction will be calculated by multiplying the total Net Sales of such combined product by the fraction A/(A+B), where A is the sale price of the Licensed Product portion of such Combination Product when sold separately and B is the sale price of the other active ingredient(s) in such Combination Product when sold separately; provided, however, that if the Licensed Product portion of such Combination Product or any of the other active ingredients in such Combination Product is not then sold separately, then Net Sales for purposes of determining royalty payments will be agreed upon by the Parties based on the relative value contributed by each component, such agreement not to be unreasonably withheld, conditioned or delayed.

If “A” or “B” cannot be determined by reference to non-Combination Product sales as described above, then Net Sales will be calculated as above, but the sale price in the above equation will be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining the same that takes into account, in the applicable country, variations in dosage units and the relative fair market value of each therapeutically-active component in the Combination Product. If the Parties are unable to reach such an agreement prior to the end of the applicable accounting period, the Parties will refer such matter to a jointly selected Third Party with expertise in the pricing of pharmaceutical products in the Hansoh Territory or relevant part thereof that is not, and has not in the past five (5) years been, an employee, consultant, legal advisor, officer, director or stockholder of, and does not have any conflict of interest with respect to, either Party for resolution.

Subject to the above, Net Sales shall be calculated in accordance with [***], which must be in accordance with Accounting Standards and consistent with the audited net sales reported externally by Hansoh.

For the purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 10.2.

1.83
“NMPA” means The National Medical Products Administration in Mainland China and any successor agency or authority having substantially the same function
1.84
“Option” has the meaning set forth in Section 5.1.
1.85
“Option Exercise Date” means, on an Option-by-Option basis, the date that Silence receives written notification that Hansoh wishes to exercise such Option, pursuant to Section 5.1.
1.86
“Option Exercise Payment” has the meaning set forth in Section 5.2.
1.87
“Option Term” means:

1.87.1
in respect of each of the China Licensed Targets, the period of time commencing on the delivery to Hansoh of a Research Plan Data Package (to be delivered within [***] ([***]) days of [***], and expiring on the earlier of: (i) [***] ([***]) calendar days after [***], or [***] ([***]) calendar days after [***] (ii) termination of this Agreement as a whole, or (iii) termination of this Agreement to the extent relating to the relevant China Licensed Target.
1.87.2
in respect of the Global Licensed Target, the period of time commencing on the [***] (to be delivered within [***] ([***]) days of the completion of [***]) in respect of the Global Licensed Target, and expiring on the earlier of (i) [***] ([***]) calendar days after [***], or [***] ([***]) calendar days after [***], (ii) termination of this Agreement as a whole, or (iii) termination of this Agreement to the extent relating to the Global Licensed Target.
1.88
“Patent Challenge” has the meaning set forth in Section 15.4.
1.89
“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications and any and all rights to claim priority thereto, (b) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications or other patents resulting from post-grant proceedings ((a), (b), and

(c)), and (e) any similar patent rights, including so-called pipeline protection or any importation, revalidation, confirmation, or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.
1.90
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department, or agency of a government.
1.91
“Phase 1 Trial” means a human clinical trial of a Licensed Product that satisfies the requirements for a Phase 1 study as defined in 21 CFR § 312.21(a) (or any amended or successor regulations), regardless of where such clinical trial is conducted.
1.92
“Phase 2 Trial” means a human clinical trial of a Licensed Product that satisfies the requirements for a Phase 2 study as defined in 21 CFR § 312.21(b) (or any amended or successor regulations), regardless of where such clinical trial is conducted.
1.93
“Phase 3 Trial” means a human clinical trial of a Licensed Product that satisfies the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or any amended or successor regulations), regardless of where such clinical trial is conducted.
1.94
“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency or authority having substantially the same function.
1.95
“Preliminarily Identified Target” means those targets set out in Schedule 1.95.
1.96
“Product Specific Patent” means any Licensed Patent that specifically and solely claims the composition of matter, manufacture, or method of use of a Licensed Compound or Licensed Product directed to the relevant Licensed Target.

1.97
“Publishing Party” has the meaning set forth in Section 12.5.3.
1.98
“Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Quarter shall end on the last day of the Term.
1.99
“Regulatory Approval” means, with respect to a country or other jurisdiction in the Hansoh Territory or Silence Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a Licensed Product in such country or other jurisdiction, including, where applicable, pricing or reimbursement approval in such country or other jurisdiction.
1.100
“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA, NMPA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of any Licensed Products in the Hansoh Territory or the Silence Territory.
1.101
“Regulatory Documentation” means all (a) applications (including any agency submissions) and registrations, licenses, authorizations, and approvals (including Regulatory Approvals), (b) material correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, and (c) clinical data and other data contained in any of the foregoing, in each case ((a), (b), and (c)) relating to a Licensed Compound or Licensed Product.
1.102
“Regulatory Exclusivity” means, with respect to any country or other jurisdiction in the Hansoh Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country or other jurisdiction which confers an exclusive Commercialization period during which Hansoh or its Affiliates or Sublicensees have the exclusive right to market and sell a Licensed Product in such country or other jurisdiction through a regulatory exclusivity right (e.g., new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity).
1.103
“Research Budget” has the meaning set forth in Section 3.2.
1.104
“Research Collaboration Term” means the period commencing on the Effective Date and ending upon the earlier of (a) the expiration of the Research Plan Term for all of the Licensed Targets, and (b) termination of this Agreement.
1.105
“Research Plan” means the research plan that shall form the basis of the Development work for the particular Licensed Target in respect of which Hansoh expects to exercise an Option, and setting out the information that will form part of the Research Plan Data Package. Each Research Plan for the China Licensed Targets shall identify for each activity whether it is specifically related to the Hansoh Territory, the Silence Territory or both. A template Research Plan is set out in Schedule 1.105.
1.106
“Research Plan Data Package” means, with respect to Licensed Compounds and Licensed Products directed to a particular Licensed Target, a report setting out the data generated by or on behalf of Silence in performing activities under the applicable

Research Plan in respect of such Licensed Compounds and/or Licensed Products which shall include the information identified in the applicable Research Plan that is agreed to form part of the Research Plan Data Package.
1.107
“Research Plan Term” means the term of any Research Plan, which shall commence on the date that the Parties agree that activities thereunder shall begin and shall, for the Research Plan related to the Global Licensed Target not exceed [***] years, and for the Research Plans related to the China Licensed Targets not exceed [***] years, unless otherwise agreed in writing or which is extended pursuant to Section 3.6 or Section 3.7.
1.108
“Restricted Information” means (i) any data generated by any Clinical Study or any preclinical study conducted in animals (including in both cases any study subject follow-up and analysis of study subject samples) in each case that was conducted by either Party in respect of a Licensed Compound or Licensed Product; (ii) any information describing any chemical structure ([***]) and any information describing the mechanism of action of the foregoing, in each case, disclosed by the other Party; and (iii) any information directly related to the Manufacture of any compound that is disclosed to the other Party.
1.109
“RNA” means ribonucleic acid.
1.110
“RNAi Molecule” means [***].
1.111
“Royalty Term” means, with respect to each Licensed Product and each country or region in the Hansoh Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or region, and ending on the [***] to occur of (a) the expiration of the last-to-expire Valid Claim of any [***] Patent that Covers the composition of matter of the Licensed Compound contained in such Licensed Product in such country or region, (b) the expiration of Regulatory Exclusivity for such Licensed

Product in such country or region, and (c) the [***] ([***]) anniversary of the First Commercial Sale of such Licensed Product in such country or region.
1.112
“Senior Officer” means, with respect to Silence, its Chief Executive Officer or his/her designee, and with respect to Hansoh, its Executive Director of the Board or his/her designee.
1.113
“Silence Background IP” means the Silence Background Patents and Silence Background Know-How.
1.114
“Silence Background Know-How” means any and all Know-How Controlled by Silence or any of its Affiliates (i) on the Effective Date, (ii) which has been generated by or on behalf of Silence or its Affiliates during the Term otherwise than in the performance of this Agreement, or (iii) which has been generated by or on behalf of Silence or any of its Affiliates during the Term performing activities under this Agreement and outside the scope of any Research Plan, in each case (i), (ii), and (iii) solely to the extent that such Know-How is necessary or useful to Exploit Licensed Compounds or Licensed Products.
1.115
“Silence Background Patents” means any and all Patents Controlled by Silence or any of its Affiliates on the Effective Date or during the Term that Cover any Silence Background Know-How.
1.116
“Silence China Product Development IP” means the Silence China Product Development Patents and Silence China Product Development Know-How.
1.117
“Silence China Product Development Know-How” means any and all Know-How that is developed or invented by or on behalf of Silence or any licensee or sublicensee of Silence in the research, Development of any China Licensed Compound and/or China

Licensed Product after the exercise of the Option by Hansoh in respect of a China Licensed Target.
1.118
“Silence China Product Development Patents” means any and all Patents Controlled by Silence after the Effective Date that Cover any Silence China Product Development Know-How.
1.119
“Silence Indemnitees” has the meaning set forth in Section 14.1.
1.120
“Silence Research IP” means the Silence Research Patents and Silence Research Know-How.
1.121
“Silence Research Know-How” means any and all Know-How that is developed or invented after the Effective Date solely by or on behalf of Silence or any licensee or sublicensee of Silence in performing activities under any Research Plan, or in undertaking any improvements to any Licensed Compound, Licensed Product or the Manufacturing thereof outside of a Research Plan. For clarity, Silence Research Know-How specifically excludes Silence Background Know-How and Joint Research Know-How.
1.122
“Silence Research Patents” means any and all Patents Controlled by Silence or any of its Affiliates after the Effective Date that Cover any Silence Research Know-How.
1.123
“Silence Technology Transfer Support” has the meaning set forth in Section 8.4.1.
1.124
“Silence Territory” means, in respect of the China Licensed Targets and the corresponding China Licensed Compounds and China Licensed Products, all areas of the world other than the Hansoh Sole Region. It is recognized that since Hansoh’s rights in relation to the Global Licensed Target are worldwide, there shall be no Silence Territory in respect of the Global Licensed Target, Global Licensed Compounds and corresponding Global Licensed Products.
1.125
“Sublicensee” means a Third Party to whom Hansoh (or a sublicensee of Hansoh) grants a sublicense to Develop, Manufacture, use, import, promote, offer for sale, sell, have sold, or otherwise Commercialize any Licensed Product in the Field in the Hansoh Territory, beyond the mere right to purchase Licensed Products from Hansoh and its Affiliates, and excluding wholesalers, full-service distributors that do not promote the sale of the Licensed Product, and other similar physical distributors.
1.126
“Term” has the meaning set forth in Section 15.1.
1.127
“Third Party” means any Person other than Silence, Hansoh, or an Affiliate of Silence or Hansoh.
1.128
“Valid Claim” means either: (a) a claim of a pending Patent application, which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application provided always that if a particular claim has not issued within [***] ([***]) years of its priority date, it will not be considered a Valid Claim for purposes of this Agreement unless and until such claim is included in an issued or granted Patent, notwithstanding the foregoing definition; or (b) a claim of any issued and unexpired Patent for which the validity, enforceability, or patentability has not been affected by any of the following: (x) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (y) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

1.129
“Withholding Party” has the meaning set forth in Section 10.3.
1.130
“Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.131
In this Agreement:
1.131.1
all references to a particular Section or Schedule shall be a reference to that Section or Schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;
1.131.2
the headings are inserted for convenience only and shall be ignored in construing this Agreement;
1.131.3
words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;
1.131.4
the words “include”, “included”, and “including” are to be construed without conveying any limitation to the generality of the preceding words;
1.131.5
reference to any statute or regulation includes any modification or re-enactment of that statute or regulation;
1.131.6
any reference to notices or consent being sought or given in writing shall require the consent or notice to be signed by an appropriately authorised person and shall not include consents or notices conveyed by email; and

1.131.7
in the event of any inconsistency or conflict between this Agreement and any of the Schedules, this Agreement shall prevail.
ARTICLE 2

COLLABORATION MANAGEMENT
2.1
Joint Steering Committee. Within [***] ([***]) days after the Effective Date, or as mutually agreed to by the Parties, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”). The JSC shall consist of [***] ([***]) representatives from each of the Parties in addition to [***] ([***]) Alliance Manager from each Party, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one (1) or more of its representatives to the JSC by providing prior written confirmation (which may be by email) to the other Party. The chairperson for each meeting shall rotate between Hansoh and Silence, with one of each Party’s JSC representatives acting as chairperson of the JSC on a rotating basis.
2.2
Specific Responsibilities of the JSC. Until the expiration of the Research Collaboration Term with respect to a particular Licensed Target, the JSC shall review the strategy for and oversee the Development of the Licensed Compounds and Licensed Products directed to such Licensed Target. In particular, the JSC shall:
2.2.1
agree on the activities to be included in each Research Plan;
2.2.2
establish a project team for each Research Plan;
2.2.3
review and discuss the overall status of each Research Plan and the conduct of research and Development activities under each Research Plan;

2.2.4
review and discuss the results of each activity under each Research Plan, whether completed or ongoing;
2.2.5
review and agree to any amendment to a Research Plan;
2.2.6
review and discuss the prosecution strategy for Silence Research Patents and Joint Research Patents, including using their Commercially Reasonable Efforts to ensure that there are or will be a commercially reasonable set of Product Specific Patents directed to each Licensed Target and to Licensed Products directed to each such Licensed Target;
2.2.7
to review and approve decisions of the JDC and to resolve any failure to agree at the JDC;
2.2.8
review and discuss the Manufacturing requirements for any Licensed Compounds;
2.2.9
review and determine what information will be included as part of the Research Plan Data Package, to the extent not already specified in the applicable Research Plan;
2.2.10
establish a Patent Working Group to review and discuss the prosecution strategy for Product Specific Patents and Joint Research Patents, as set out in Section 11.2;
2.2.11
establish subcommittees to perform specific duties of the JSC, direct each such subcommittee to perform the functions for which it is established, and oversee each subcommittee, including resolution of disputes raised to the JSC by any subcommittee;

2.2.12
perform such other functions, and direct each subcommittee to perform such other functions, as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.
2.3
Disbandment. The JSC shall continue to exist until the Parties mutually agree to disband the JSC and thereafter each Party shall designate, to the extent necessary, a contact person for the exchange of Information under this Agreement or such exchange of Information shall be made through the Alliance Managers, and decisions of the JSC, if any, shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement. For clarity, the Patent Working Group shall survive dissolution of the JSC until such time as the Parties mutually agree to disband it.
2.4
Location of Meetings. The JSC shall meet at least once per [***], or as otherwise agreed to by the Parties. JSC meetings may be held in person or by audio or video teleconference; provided that unless otherwise agreed, at least [***] ([***]) per Year shall be held in person. In-person meetings shall be held at locations in the United Kingdom, the United States of America, Germany, or the Hansoh Sole Region, as alternately selected by the Parties.
2.5
Conduct of Meetings. The chairperson of the JSC shall be responsible for calling meetings on no less than [***] ([***]) Business Days’ notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] ([***]) Business Days in advance of the applicable meeting; provided, that if the input by the JSC is required urgently, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld, conditioned, or delayed. An individual designated by the chairperson of the JSC shall prepare and circulate the minutes of each meeting for review and approval of the Parties within [***] ([***]) days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.
2.6
Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representation by proxy shall be allowed. The JSC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution which may be delivered by way of email confirmation. Employees or consultants of either Party that are not representatives of the Parties on the JSC may attend meetings of the JSC; provided, that (a) unless the other Party agrees, no more than two (2) such persons, in addition to such Party’s Alliance Manager, may attend any particular meeting, (b) attendance of any non-employee must be pre-approved by the other Party, such approval not to be unreasonably withheld, conditioned or delayed and (c) such attendees (i) shall not vote or otherwise participate in the decision-making process of the JSC and (ii) are bound by obligations of confidentiality and non-disclosure that are substantially similar to those set forth in ARTICLE 12.
2.7
Decision Making.
2.7.1
JSC Decisions. All JSC decisions shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter, the JSC cannot, or does not, reach consensus on an issue within the scope of the JSC, then the dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.
2.7.2
Final Decision Making Authority. If the Senior Officers are not able to agree on the resolution of any such issue within [***] ([***]) days after such issue was first referred to them, then subject to the remainder of this Section 2.7.2:
(a)
[***] Silence shall have final decision-making authority as to [***];
(b)
in respect of [***], Hansoh shall have the final say;
(c)
in respect of [***];
(i)
if the matter relates only to [***] then [***] Hansoh shall have the final say;
(ii)
if the matter relates only to [***], then [***]Silence shall have the final say; and
(iii)
in respect of all other decisions, the Party conducting such activity shall have the final say.
(d)
Notwithstanding the forgoing, neither Party may use its final decision-making authority to (a) require the other Party to violate any Applicable Law or any agreement it may have with a third party, (b) to make changes to any Research Plan that would [***], (c) to require the other Party to incur any additional out of pocket costs in the conduct of the Research Plan beyond those agreed to and budgeted in accordance with this Agreement, or (d) to increase the applicable Research Budget by more than [***] ([***]%).
2.7.3
Other Disputes. For clarity, disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith that are outside of the jurisdiction of the JSC shall be resolved pursuant to Section 16.7.
2.8
Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JSC does not have the power to amend, modify, or waive compliance with this Agreement, and this Agreement may only be amended or modified as provided in Section 16.9 and compliance with this Agreement may only be waived as provided in Section 16.11.
2.9
Joint Development Committee. Promptly, and in any event within [***] ([***]) days, after the exercise by Hansoh of its Option in respect of a China Licensed Target, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”) that consists of [***] ([***]) representatives from each of the Parties in addition to [***] ([***]) Alliance Manager from each Party, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC. From time to time, each Party may substitute one (1) or more of its representatives to the JDC by providing prior written confirmation (which may be by email) to the other Party. The chairperson for each meeting shall rotate between Hansoh and Silence, with one of each Party’s JDC representatives acting as chairperson of the JDC on a rotating basis.

2.9.1
Specific Responsibilities. The JDC shall provide strategic direction for, and monitor, manage, coordinate and oversee the performance of, the Joint Development Activities by the Parties under the Joint Development Plan, and serve as a forum to facilitate communications between the Parties regarding the Joint Development Plan. In particular, the JDC shall:
(a)
serve as a forum for discussing proposed Joint Development Activities and periodically review the Joint Development Plan for such Joint Development Activities, and review and submit to the JSC for approval amendments thereto;
(b)
oversee the conduct of Joint Development Activities;
(c)
perform such other functions as are expressly set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.
2.10
Location of Meetings. The JDC shall meet at least once per [***], or as otherwise agreed to by the Parties. JDC meetings may be held in person or by audio or video teleconference; provided that unless otherwise agreed, at least [***] ([***]) per Year shall be held in person. In-person meetings shall be held at locations in either the United Kingdom, the United States of America or the Hansoh Sole Region, as alternately selected by the Parties.
2.11
Conduct of Meetings. The chairperson of the JDC shall be responsible for calling meetings on no less than [***] ([***]) Business Days’ notice (unless agreed to in writing by each Party). Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] ([***]) Business Days in advance of the applicable meeting; provided, that if the input by the

JDC is required urgently, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld, conditioned, or delayed. An individual designated by the chairperson of the JDC shall prepare and circulate the minutes of each meeting for review and approval of the Parties within [***] ([***]) days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JDC.
2.12
Procedural Rules. Subject to the approval of the JSC, the JDC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JDC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representation by proxy shall be allowed. The JDC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution which may be delivered by way of email confirmation. Employees or consultants of either Party that are not representatives of the Parties on the JDC may attend meetings of the JDC; provided, that (a) unless the other Party agrees, no more than [***] ([***]) such persons, in addition to such Party’s Alliance Manager, may attend any particular meeting, (b) attendance of any non-employee must be pre-approved by the other Party, such approval not to be unreasonably withheld, conditioned or delayed and (c) such attendees (i) shall not vote or otherwise participate in the decision-making process of the JDC and (ii) are bound by obligations of confidentiality and non-disclosure that are substantially similar to those set forth in ARTICLE 12.

2.13
Decisions of the JDC. All decisions of the JDC shall be subject to the ratification of such decision at the next JSC. In the event that the members of the JDC cannot reach a unanimous decision on any issue, the matter shall be referred to the JSC and the JSC decision making authority shall apply to such issue.
2.14
Alliance Manager. Promptly after the Effective Date, each Party shall appoint [***] who shall oversee contact between the Parties for all matters between meetings of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”). If not already a member of the JSC and/or JDC, each Alliance Manager shall be permitted to attend JSC and JDC meetings as appropriate as non-voting participants. Each Party may replace its Alliance Manager at any time by notice in writing to the other Party. Each Party shall bear the costs of its Alliance Manager.
2.15
Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate in, the JSC and JDC.
2.16
R&D Meetings. During the Research Plan Term, in addition to meetings of the JSC and JDC, at least one individual from each Party who is involved in the conduct of the Research Plan shall meet as mutually agreed by the Parties, but in no event less than [***] (each an “R&D Meeting”), to facilitate and promote the exchange of information between the Parties with respect to the conduct of the Research Plan. The first R&D Meeting shall be held within [***] ([***]) days of the Effective Date. R&D Meetings may be held by telephone or video conference. All in-person R&D Meetings shall be held at locations as mutually agreed upon by the Parties. In the event that both Parties agree that such meetings would be useful after the exercise of the Option in respect of a Licensed Target, the Parties shall use their good faith efforts to agree on how such meetings will be conducted after the Option Exercise Date for a period and at a frequency to be agreed.
ARTICLE 3

DEVELOPMENT AND REGULATORY

3.1
Overview. Subject to the terms and conditions of this Agreement, during the Research Collaboration Term the Parties will collaborate with respect to the performance of the Research Plans and shall keep the JSC informed of such activities.
3.2
Research Plans. The Research Plans shall set forth the estimated timeline and details for all activities to be conducted pursuant to such plan, based upon the outline Research Plan set out in Schedule 1.105. The Research Plans shall also: (a) include a reasonably detailed budget of the Development costs for the activities to be conducted pursuant to such plan (the “Research Budget”) on an activity-by-activity or study-by-study basis, as appropriate, and (b) set out the expected contents of the Research Plan Data Package for each Licensed Target. If the terms of a Research Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern. From time to time, the Parties may prepare updates and amendments, as appropriate, to a Research Plan (including any consequential changes to the Research Budget), for review of and approval by the JSC, subject to and in accordance with the applicable provisions of ARTICLE 2, including Section 2.7.
3.3
Research Plan Timing. The Parties shall be required to initiate work on:
3.3.1
the [***] Research Plan, being the Research Plan directed to the [***]Licensed Target, no later than [***] ([***]) months after the Effective Date provided that neither Party shall be obliged initiate work pursuant to such Research Plan earlier than [***] ([***]) months after the Effective Date; and
3.3.2
the [***] Research Plan being the Research Plan directed to the [***] Licensed Target, no later than [***] ([***]) months after the Effective Date provided that neither Party shall be obliged initiate work pursuant to such Research Plan earlier than [***] ([***]) months after the Effective Date.
3.4
Research Budget Caps. Except as otherwise provided in this Agreement or mutually agreed in writing by the Parties, neither Party shall be required to perform any activities or incur any costs, fees or expenses under any Research Plan in excess of the relevant Research Budget or for longer than the Research Plan Term.
3.5
Research Plan Data Package. On completion of all of the activities in respect of the relevant Research Plan, or if the Research Plan Term in respect of a particular Licensed Target has expired, Silence shall notify the JSC of such, and shall provide the Research Plan Data Package to the JSC for review. The JSC shall promptly review the Research Plan Data Package and, as soon as reasonably possible after receipt of the Research Plan Data Package, and in any event within [***] ([***]) days, the JSC shall inform the Parties:
3.5.1
that the Research Plan Data Package is substantially complete; or
3.5.2
that the Research Plan Data Package is not substantially complete, in which case it shall identify in what respect the Research Plan Data Package is incomplete and the provisions of Section 3.6 shall apply.
3.6
If the JSC considers that the Research Plan Data Package is not substantially complete, then the Parties will discuss in good faith a suitable extension to the relevant Research

Plan, setting out the additional work to be performed. Subject to agreement of an extension to the relevant Research Plan covering the relevant additional work, such work shall be at [***] expense in respect of the [***] Licensed Target and the corresponding [***] Licensed Compound and [***] Licensed Products and the costs shall be [***] in respect of the [***] Licensed Targets and the corresponding [***] Licensed Compounds and [***] Licensed Products. All FTEs involved in performing such work by or on behalf of [***] shall be charged at the FTE Cost. Any Research Plan extension under this Section 3.6 shall be limited to [***] ([***]) months additional work beyond that anticipated by the existing applicable Research Plan, unless otherwise expressly agreed by the Parties in writing. At the end of such additional work, Silence shall deliver an updated Research Plan Data Package to the JSC for review.
3.7
In the event that the JSC considers that the updated Research Plan Data Package delivered pursuant to Section 3.6 remains not substantially complete and if [***] wishes [***] that additional work related to the applicable Licensed Target be undertaken, then the Parties will discuss in good faith a suitable additional extension to the relevant Research Plan, setting out the additional work to be performed by (i) [***], or (ii) if [***] declines to undertake such additional work, [***], in each case (i) and (ii) at [***] expense. In the event that the Parties agree that [***] undertakes such additional work, [***] shall provide reasonable assistance to allow [***] to conduct such additional work, at [***] expense. Hansoh hereby grants to Silence a non-exclusive, worldwide, perpetual, irrevocable, royalty-free license, with the right to grant sublicenses as provided in Section 6.3 to any and all intellectual property rights arising from any work that Hansoh undertakes pursuant to this Section 3.7, provided always that such rights shall be subject to the licenses granted in Section 6.1 to Section 6.3. Any Research Plan extension under this Section 3.7 shall be limited to [***] ([***]) months additional work beyond that anticipated by the existing applicable Research Plan (including any extension thereof), unless otherwise expressly agreed by the Parties in writing. At the end of such additional work, Silence or Hansoh (as applicable) shall deliver an updated Research Plan Data Package to the JSC for review.
3.8
If (a) the JSC considers that the updated Research Plan Data Package provided pursuant to Sections 3.5, 3.6, and 3.7, as applicable, is not substantially complete for any Licensed Target or (b) the Parties mutually agree to end Development of any Licensed Target (in each case (a) and (b) a “Failed Target”), such Failed Target shall not be considered an Expired Target pursuant to Section 5.3 nor shall the termination of efforts related to such Failed Target constitute a voluntary termination by Hansoh pursuant to Section 15.2.
3.9
Diligence.
3.9.1
The Parties shall use their respective Commercially Reasonable Efforts to carry out the tasks allocated to them in each agreed Research Plan (including any extension thereto) taking into account the scope of work covered under such Research Plan. Each Party shall use its Commercially Reasonable Efforts to adhere to any timeframes set forth in a Research Plan.
3.9.2
The Parties acknowledge and agree that no outcome or success is or can be assured and that failure to achieve desired results will not in and of itself constitute a breach or default of any obligation in this Agreement.
3.10
Research Expenses. The costs of conducting each Research Plan shall be as follows:
3.10.1
In relation to the [***] Licensed Targets each Party shall be solely responsible for the costs and expenses incurred by such Party in connection with the performance of the Development activities assigned to such Party under and in accordance with each Research Plan and applicable Research Budget, except that [***] that are [***] shall be reimbursed [***] in advance.
3.10.2
In relation to the [***] Licensed Target, [***] shall reimburse [***] for [***] utilized in performance of activities under the relevant Research Plan in accordance with the Research Budget attached to the relevant Research Plan. In the event that [***] reasonably expects that it will incur any costs, fees or expenses in any Quarter in excess of [***] ([***]%) above the Research Budget for such Quarter with respect to any Research Plan, then [***] shall notify the JSC in writing thereof, and upon receipt of such notice the JSC may approve any amendment to the applicable Research Budget to cover any such excess costs, fees or expenses. In the event that the JSC delays, conditions or refuses its consent to approve any such amendment then [***] shall not be liable for any delay or failure to perform such activities under the applicable Research Plan, for which such costs, fees or expenses are required to be incurred. Any overspend in any Quarter which constitutes an increase of [***] ([***]%) or below over the Research Budget for such Quarter will be automatically deemed to be approved by the JSC. In the event of any underspend of the Research Budget by [***], then [***] shall be entitled to carry such underspend forward to subsequent Quarters. Based on the information currently available to it, [***] estimates that total resource requirements up to IND filing will be a maximum of [***] ([***]) FTE per Research Plan.
3.11
Development Updates; Information-Sharing. At each regularly scheduled JSC meeting, each Party shall update the JSC in respect of any then-ongoing activities for which such Party is responsible under a Research Plan. The Parties shall discuss the status, progress, and results of all such activities at such JSC meetings.
3.12
Subcontracting. Each Party shall have the right to subcontract its obligations under a Research Plan to subcontractors and Affiliates, subject to any limitations, restrictions or other qualifications that are set forth in an applicable Research Plan; provided that, (i) such subcontractors and Affiliates agree in writing to be subject to the applicable terms and conditions of this Agreement, including the confidentiality provisions of ARTICLE 12, (ii) that the subcontracting Party directly owns all Know-How and intellectual property rights that may arise as required by ARTICLE 11, (iii) the appointment of a subcontractor shall not release a Party of its obligations under this Agreement, and (iv) a Party shall be responsible for the management of all of its subcontractors and shall remain fully liable to the other Party for the acts and omissions of each such subcontractor.
3.13
Materials. In order to facilitate the performance of activities under the Research Plans, either Party may provide to the other Party certain materials for use by the other Party in furtherance of the Research Plans. All such materials are the Confidential Information of the providing Party and will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement and the applicable Research Plan, and the receiving Party will not transfer such materials to any Third Party unless expressly contemplated by this Agreement or upon the written consent of the supplying Party.

ARTICLE 4

EXCLUSIVITY
4.1
Mutual Exclusivity During the Term. During the Term, on a Licensed Target-by-Licensed Target basis, each Party shall not, and shall ensure that its respective Affiliates do not, whether on their own or with or through a Third Party, Exploit [***] (including in any Licensed Product) designed to inhibit the relevant Licensed Target, except in the performance of their respective obligations or the exercise of their respective rights under this Agreement.
ARTICLE 5

OPTION GRANTS

5.1
Option Grant to Hansoh. Silence hereby grants to Hansoh, on a Licensed Target-by-Licensed Target basis, the exclusive right and option, exercisable at any time during the Option Term at Hansoh’s sole discretion, to obtain and exercise an exclusive license under the Silence Background IP, the Silence Research IP, and Silence’s interest in the Joint Research IP as set forth in Section 6.1 with respect to the Exploitation of Licensed Products containing the corresponding Licensed Compounds in the Field in the Hansoh Territory (each, an “Option”). Hansoh may exercise its Option in respect of a Licensed Target by providing written notice to Silence of its election to exercise such Option at any time during the Option Term. Upon delivery of such written notice and payment of the applicable Option Exercise Payment, the licenses set forth in Sections 6.1 and 6.2 shall, and thereby does, automatically become effective.
5.2
Option Exercise Payment. With respect to each Option exercised by Hansoh, Hansoh shall pay to Silence the non-refundable, non-creditable sum of (i) [***] million Dollars ($[***]) in respect of each China Licensed Target and (ii) [***] million Dollars ($[***])

in respect of the Global Licensed Target, (each an “Option Exercise Payment”) within [***] ([***]) days after receipt by Hansoh of Silence’s invoice.
5.3
Non-Exercise of the Option. If Hansoh does not exercise its Option with respect to a Licensed Target during the Option Term, or if Hansoh notifies Silence in writing prior to the expiration of the Option Term that it will not exercise such Option, then such Option shall immediately expire with respect to such Licensed Target (an “Expired Target”) without any further action required on the part of either Party; provided, however, that a Failed Target shall not be considered an Expired Target. In such an event, Hansoh will:
5.3.1
deliver to Silence all its right, title and interest in and to all Licensed Compounds and Licensed Products Developed pursuant to this Agreement and which are directed to such Expired Target, and Silence will be free to Exploit such Expired Target, together with the, Licensed Compounds and Licensed Products directed to such Expired Target as Silence, in its sole discretion, deems appropriate; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, Hansoh shall not, and shall not be obligated, to transfer ownership of any Hansoh Background IP, Hansoh Research IP, and Hansoh China Product Development IP other than such Licensed Compounds and Licensed Products; and
5.3.2
grant to Silence the licenses set out in Section 15.6.1 in respect of each Expired Target, and all associated Licensed Compounds and Licensed Products.

ARTICLE 6

LICENSE GRANTS
6.1
License Grants to Hansoh.
6.1.1
Research Collaboration License. Silence hereby grants to Hansoh, during the Research Collaboration Term, a non-exclusive license, with the right to grant sublicenses to Affiliates and subcontractors (subject to Section 3.12), under the Silence Background IP and Silence Research IP, solely to conduct the activities assigned to Hansoh under the Research Plans.
6.1.2
Global Target Option License. Subject to Section 6.4, Silence, for itself and its Affiliates, hereby grants to Hansoh upon Hansoh exercising its Option in respect of the Global Licensed Target and paying the Option Exercise Payment with respect thereto, an exclusive (even as to Silence and its Affiliates), royalty-bearing license, with the right to grant sublicenses as provided in Section 6.3, under the Silence Background IP, Silence Research IP, and Silence’s interest in the Joint Research IP solely to Exploit the Global Licensed Compounds and Global Licensed Products directed to such Global Licensed Target in the Field anywhere in the world.
6.1.3
China Target Option License. Subject to Section 6.4, Silence, for itself and its Affiliates, hereby grants to Hansoh upon Hansoh exercising its Option in respect of the relevant China Licensed Target and paying the Option Exercise Payment with respect thereto, an exclusive (even as to Silence and its Affiliates), royalty-bearing license, with the right to grant sublicenses as provided in Section 6.3, under the Silence Background IP, Silence Research IP, Silence China Product Development IP and Silence’s interest in the Joint

Research IP solely to Exploit the China Licensed Compounds and China Licensed Products directed to such China Licensed Target in the Field in the Hansoh Sole Region. Subject to Silence’s prior written consent (such consent to be in Silence’s absolute discretion in respect of [***]), Hansoh may be authorised to [***]. Subject to Silence’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), Hansoh may be authorised to [***].
6.2
License Grants to Silence.
6.2.1
Research Collaboration License. Subject to Section 6.4, Hansoh hereby grants to Silence, during the Research Collaboration Term, a non-exclusive license, with the right to grant sublicenses to Affiliates and subcontractors (subject to Section 3.12), under the Hansoh Background IP and Hansoh Research IP, solely to conduct the activities assigned to Silence under the Research Plans with respect to the Licensed Compounds and Licensed Products.
6.2.2
China Target License. Subject to Section 6.4, Hansoh, for itself and its Affiliates, hereby grants to Silence (i) an exclusive (even as to Hansoh and its Affiliates), royalty-free license, with the right to grant sublicenses as provided in Section 6.3, under the Hansoh Research IP, Hansoh China Product Development IP and Hansoh’s interest in the Joint Research IP, and (ii) a non-exclusive, royalty-free license, with the right to grant sublicenses as provided in Section 6.3, under the Hansoh Background IP, in each case (i) and (ii) solely to Exploit China Licensed Compounds and China Licensed Products directed to each China Licensed Target in the Field in the Silence Territory. Subject to Hansoh’s prior written consent (such consent to be in Hansoh’s absolute discretion in respect of [***]), Silence may be authorised to undertake [***]. Subject to Hansoh’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), Silence may be authorised to [***]. In the event that Hansoh does not exercise the Option in respect of either or both China Licensed Targets during the Option Term then the territorial scope of the license granted in this Section 6.2.2 in respect of such China Licensed Target shall be extended to the entire world; provided, however, that this Section 6.2.2 shall not apply with respect to a Failed Target.
6.2.3
Option Lapse License. Subject to Section 6.4, in the event that Hansoh does not exercise the Option in respect of the Global Licensed Target within the relevant Option Term, Hansoh, for itself and its Affiliates, hereby grants to Silence (i) an exclusive (even as to Hansoh), royalty-free license, with the right to grant sublicenses as provided in Section 6.3, under the Hansoh Research IP, and Hansoh’s interest in the Joint Research IP, and (ii) a non-exclusive, royalty-free license, with the right to grant sublicenses as provided in Section 6.3, under the Hansoh Background IP, in each case (i) and (ii) solely to Exploit Global Licensed Compounds and Global Licensed Products directed to the Global Licensed Target in the Field anywhere in the world; provided, however, that this Section 6.2.3 shall not apply with respect to a Failed Target.
6.3
Sublicenses. Each Party shall have the right to grant sublicenses, through multiple tiers of sublicenses, under the licenses granted in Sections 3.7, 6.1.1, 6.1.2, 6.1.3, 6.2.1, 6.2.2 and 6.2.3 to Sublicensees; provided that any such sublicenses shall (a) be in writing, (b) be consistent with the terms and conditions of this Agreement, and (c) require the applicable Sublicensee to comply with all applicable terms of this Agreement. The granting Party shall be responsible for the performance of any Sublicensee as if such Sublicensee was the granting Party hereunder, and shall, within a reasonable period of a request by the other Party, provide a redacted copy of any sublicense with the other Party. Each sublicense granted by a Party to any rights licensed or granted will terminate immediately upon the termination of the license to the granting Party with respect to such rights.
6.4
Retention of Rights. Notwithstanding the exclusive licenses granted by either Party pursuant to Sections 6.1 or 6.2:
6.4.1
Silence hereby expressly reserves the right (a) under the Silence Background IP, Silence Research IP, Silence China Product Development IP and Silence’s interest in the Joint Research IP for internal research purposes and/or to exercise its rights and perform its obligations under this Agreement, whether directly or through one or more Affiliates or subcontractors, including the right to perform those activities assigned to it under the Research Plans, and (b) to practice, and to grant licenses under, the Silence Background IP, Silence Research IP, Silence China Product Development IP and Silence’s interest in the Joint Research IP outside the scope of the licenses granted to Hansoh in Section 6.1 and outside the scope of its covenants under Section 4.1; and
6.4.2
Hansoh hereby expressly reserves the right (a) under the Hansoh Background IP, Hansoh Research IP, Hansoh China Product Development IP and Hansoh’s interest in the Joint Research IP for internal research purposes and/or to exercise its rights and perform its obligations under this Agreement, whether directly or through one or more Affiliates or subcontractors, including the right to perform those activities assigned to it under the Research Plans, and (b) to practice, and to grant licenses under, the Hansoh

Background IP, Hansoh Research IP, Hansoh China Product Development IP and Hansoh’s interest in the Joint Research IP outside the scope of the licenses granted to Silence in Section 6.2 and outside the scope of its covenants under Section 4.1.
6.5
No Implied Licenses. Except as expressly provided in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication, estoppel, or otherwise, under or to any Patents, Know-How, Information, or other intellectual property owned or controlled by the other Party.
6.6
No [***]. Notwithstanding anything to the contrary in this Agreement, Hansoh shall not, directly or indirectly, [***].
6.7
Confirmatory Patent License. Each Party shall, if requested to do so by the other, promptly enter into confirmatory license agreements in the form or substantially the form reasonably requested by the requesting Party for purposes of recording the licenses granted under this Agreement with such patent offices in the Hansoh Territory and/or the Silence Territory as the requesting Party considers appropriate.
6.8
Third Party Payment Obligations. In the event that either Party (the “Using Party”) intends to use, in the course of a Research Plan or the Development of any Licensed Compound or Licensed Product, any item of Information, Know-How, material, Patent, or other property right of a Third Party for which access under this Agreement requires or triggers a payment obligation, the Using Party will promptly provide written notice to the other Party (the “Other Party”) of such payment obligation prior to its use in the Research Plan and at least Annually in other cases. Following such notification, the Parties will negotiate in good faith the terms on which the Other Party will (i) assume such payment obligation with respect thereto, and (ii) be bound by any obligations that are required to be passed on to any sublicensees with respect thereto. If the Parties are not able to reach agreement with respect to such terms, such Information, Know-How, material, Patent, or other property right of a Third Party shall not be Controlled pursuant to this Agreement and, if the Parties do agree on the payments, subject to the Other Party making the agreed payments, such Information, Know-How, material, Patent, or other property right of a Third Party shall, subject to the Other Party complying with such payment obligations and terms be Controlled for the purposes of this Agreement. For the avoidance of doubt, the Using Party shall not require the Other Party to pay a greater share of the payment obligation to the Third Party for access to such Information, Know-How, material, Patent, or other property right of a Third Party than is reasonably attributable to the Using Party’s use of such Information, Know-How, material, Patent, or other property right of a Third Party.

ARTICLE 7

DEVELOPMENT AND COMMERCIALIZATION

7.1
Overview.
7.1.1
On a Licensed Target-by-Licensed Target basis, following exercise of an Option by Hansoh and for the remainder of the Term with respect to such Licensed Target, as between the Parties, Hansoh shall have the sole right to Exploit, whether by itself or through its Affiliates or Sublicensees, the Licensed Compounds and Licensed Products in the Field and in the Hansoh Territory at its own cost and expense (except as otherwise expressly set forth herein).

7.1.2
On a China Licensed Target-by-China Licensed Target basis, for the Term with respect to such China Licensed Target, as between the Parties, Silence shall have the sole right to Exploit, whether by itself or through its Affiliates or Sublicensees, the China Licensed Compounds and China Licensed Products in the Field and in the Silence Territory at its own cost and expense (except as otherwise expressly set forth herein).
7.2
Diligence. On a Licensed Target-by-Licensed Target basis, following exercise of an Option by Hansoh and for the remainder of the Term with respect to such Licensed Target, Hansoh shall itself, or through its Affiliates or Sublicensees, use its Commercially Reasonable Efforts:
7.2.1
To Develop and obtain Regulatory Approval for [***] Global Licensed Product [***], and to Exploit [***] Global Licensed Product for use in humans in the Field[***];
7.2.2
To Develop and obtain Regulatory Approval for [***] China Licensed Product in respect of each China Licensed Target in Mainland China, and to Exploit[***] China Licensed Product [***] for use in humans in the Field in Mainland China.
7.3
Reporting. Hansoh shall update Silence regarding its Exploitation activities with respect to the Licensed Compounds and Licensed Products in the Hansoh Territory at [***] meeting between the Parties, which may take place in person or via audio or video conference. At each such update meeting, Hansoh shall summarize the Exploitation activities undertaken by it, its Affiliates and its Sublicensees in the Hansoh Territory with respect to Licensed Compounds or Licensed Products directed to each Licensed Target at a level of detail reasonably required to determine Hansoh’s compliance with its obligations under Section 7.2 of this Agreement. Hansoh shall provide further information as Silence may reasonably request regarding the foregoing.
7.4
Co-Development of China Licensed Products.
7.4.1
Joint Development Plan. Promptly following the exercise by Hansoh of its Option in respect of a China Licensed Target, the Parties shall develop and agree to a plan for the conduct of the Development activities to be undertaken by each Party in the further Development of China Licensed Compounds and China Licensed Products directed to such China Licensed Target (such activities, “Joint Development Activities” and such plan the “Joint Development Plan”) and the Joint Development Plan shall assign responsibility for the Joint Development Activities (including any regulatory activities) between the Parties.
7.4.2
Updates; Amendments. The JDC shall review each Joint Development Plan covering all Joint Development Activities periodically for the purpose of considering appropriate amendments thereto. The JDC shall, subject to JSC approval, manage the proposed updating and/or amending of the Joint Development Plan. In addition, either Party, through its representatives on the JDC, may propose amendments to the Joint Development Plan for Joint Development Activities at any time.
7.4.3
Obligations; Cooperation. Each Party shall use Commercially Reasonable Efforts to perform the responsibilities assigned to it under each Joint Development Plan for Joint Development Activities in accordance with the budget set forth therein. The Parties shall cooperate and collaborate in good faith with respect to the Joint Development Activities and the implementation and execution of the Joint Development Plan.
7.4.4
Development Costs. Except as expressly provided otherwise in the Joint Development Plan, each Party shall be solely responsible for and shall bear all development costs incurred by such Party in connection with the performance of the Joint Development Activities assigned to it in the Joint Development Plan. In performing such activities, the Parties will use their respective Commercially Reasonable Efforts to reduce such development costs and to leverage efficiencies to best advance the Joint Development Plan.
7.4.5
Development Reports. Each Party shall provide to the other Party an update at each JDC meeting describing in reasonable detail such Party’s activities and progress related to the Development, including non-clinical and clinical studies, technical development and regulatory activities, of the relevant China Licensed Products pursuant to the Joint Development Plan.
7.4.6
Subcontracting. Each Party shall have the right to subcontract its obligations under the Joint Development Plan to subcontractors and Affiliates, subject to any limitations, restrictions or other qualifications that are set forth in the Joint Development Plan; provided, that (i) such subcontractors and Affiliates agree in writing to be subject to the applicable terms and conditions of this Agreement, including the confidentiality provisions of ARTICLE 12, (ii) that the subcontracting Party directly owns all intellectual property rights that may arise as required by ARTICLE 11, (iii) the appointment of a subcontractor shall not release a Party of its obligations under this Agreement, and (iv) a Party shall be responsible for the management of all of its subcontractors and shall remain fully liable to the other Party for the acts and omissions of each such subcontractor.
7.4.7
Regulatory Matters. As between the Parties, Hansoh shall have the sole right to seek, prepare, obtain, and maintain the Regulatory Approvals in the Hansoh Territory for the Global Licensed Compounds and Global Licensed Products as set out in Section 7.2.1 and for the China Licensed Compounds and China Licensed Products as set out in Section 7.2.2, and Silence shall have the sole right (but not obligation) to seek, prepare, obtain, and maintain the Regulatory Approvals for China Licensed Compounds or China Licensed Products in the Silence Territory.
7.4.8
Cooperation; Information Sharing. The Parties shall at all times cooperate in good faith with respect to any and all regulatory activities pertaining to the China Licensed Compound or China Licensed Product. Each Party will provide the other Party [***] with copies of (i) Regulatory Documentation in [***] prior to any submission of such Regulatory Documentation and (ii) any non-clinical or clinical data Controlled by or generated by such Party in the development of the [***] on a timely basis (clinical data shall be in SAS data sets), to the extent permitted by the Applicable Laws, when and as such data becomes available or at such other times as the Parties may agree. Each Party shall use (and cause its Affiliates to use) Commercially Reasonable Efforts to share such Regulatory Documentation and data with the other Party, and shall use Commercially Reasonable Efforts to include substantially similar obligations in all sublicenses and subcontracts pertaining to the Development of the China Licensed Compound or China Licensed Product. Such Regulatory Documentation and data sharing activities shall include, without limitation, the creation of a worldwide dossier containing all data relating to the clinical studies conducted by the Parties in their respective territories.
7.4.9
Translations. Hansoh will provide English translations of all of the foregoing documentation if the foregoing are reasonably available to or are created by Hansoh, its Affiliates or its Sublicensees or subcontractors. If translations are not available to Hansoh, then Hansoh shall provide a summary of such document in the English language.
(a)
Silence shall be entitled to request a copy of such document and to arrange for its translation using a Third Party translation service that has been agreed by the Parties (acting in good faith) and the costs of such translation shall be [***] in respect of [***] of a Licensed Compound or Licensed Product. [***]; and
(b)
Silence shall be solely responsible for translation, [***], of all documents that Silence requires to be translated other than those referenced in Section 7.4.9(a).
7.4.10
Rights of Reference.
(a)
Hansoh may use any of the Regulatory Documentation or data provided to it by Silence in Section 7.4.8 in support of the Development or filing of any Regulatory Approval for the China Licensed Product in the Hansoh Sole Region. Subject to ARTICLE 4, Silence hereby grants, and agrees to grant, to Hansoh a royalty-free right of reference for so long as such China Licensed Product remains subject to this Agreement, with the right to grant sublicenses and further rights of reference, under the Regulatory

Approvals and any other Regulatory Documentation for the China Licensed Compounds or China Licensed Products Controlled by Silence for purposes of Exploiting the China Licensed Compounds or China Licensed Products in the Field in the Hansoh Sole Region. Silence shall, and shall cause its Affiliates to, include in any of its sublicenses or subcontractors pertaining to the China Licensed Compound or China Licensed Product a right of reference to any Regulatory Documentation or data generated or Controlled by such Affiliate, sublicensee, or subcontractor consistent with the right of reference set forth in this Section 7.4.10(a);
(b)
Silence may use any of the Regulatory Documentation or data provided to it by Hansoh in Section 7.4.8 in support of the Development or filing of any Regulatory Approval for products in the Silence Territory. Subject to ARTICLE 4, Hansoh hereby grants, and agrees to grant, to Silence a perpetual, irrevocable, royalty-free right of reference, with the right to grant sublicenses and further rights of reference, under the Regulatory Approvals and any other Regulatory Documentation for the China Licensed Compounds or China Licensed Products Controlled by Hansoh or its Affiliates for purposes of Exploiting China Licensed Compounds or China Licensed Products in the Silence Territory. Hansoh shall include, and shall cause its Affiliates to include, in any of its sublicenses or subcontracts pertaining to the China Licensed Compound or China Licensed Product a right of reference to any Regulatory Documentation or data generated or Controlled by such

Affiliate, Sublicensee or subcontractor consistent with the right of reference set forth in this Section 7.4.10(b).
7.4.11
Records.
(a)
Creation. Each Party shall maintain complete and accurate records (including both paper and electronic records) in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law and regulatory guidance, of all work done and results achieved in the performance of any activities under each Joint Development Plan. Such records shall be retained by each Party for at least [***] ([***]) years after [***], or for such longer period as may be required by Applicable Law.
(b)
Inspection. Each Party shall have the right to reasonably inspect the other Party’s records arising from the performance of any activities under each Joint Development Plan, and shall provide copies of all such requested records, to the extent reasonably required for the exercise or performance of the requesting Party’s rights under this Agreement; provided, however, that the requesting Party shall maintain such records and the Information of the other Party as Confidential Information of the other Party in accordance with ARTICLE 12 hereof and shall not use such records or Information except to the extent otherwise permitted by this Agreement.

ARTICLE 8

MANUFACTURING & SUPPLY

8.1
Silence Manufacturing During Research Plan. Silence, through one or more Third Party contract manufacturers, shall be responsible for all Manufacturing activities necessary to perform any of its obligations under a Research Plan.
8.2
Global Licensed Compound Manufacture. Following the Option Exercise Date in relation to the Global Licensed Target, Silence shall provide a technology transfer to Hansoh pursuant to Section 8.4.
8.3
China Licensed Compound Manufacture. The Parties will discuss the optimal strategy for the manufacture of the relevant China Licensed Compounds and China Licensed Products with a view to cooperating in the most appropriate manufacturing strategy for such China Licensed Compounds and China Licensed Products. In particular, the Parties recognise the lead times for Manufacture by or on behalf of a Party may be significant and shall discuss appropriate timing of such supply at meetings of the JSC. Where a Party contracts with a Third Party for such Manufacture, any supply to the other shall be on a pass-through basis, such that the supplying Party does not assume any liabilities or indemnities for such supply above those which it has received from its Third Party contract manufacturer. Following the Option Exercise Date in relation to each China Licensed Target, Silence shall provide a technology transfer to Hansoh pursuant to Section 8.4.
8.4
Cooperation and Technology Transfer.
8.4.1
Following the exercise of each Option in respect of a particular Licensed Target, Silence shall use Commercially Reasonable Efforts to initiate and facilitate technology transfer to Hansoh of all Information related to

Manufacturing of the relevant Licensed Compound and Licensed Product Controlled by Silence (“Silence Manufacturing Information”) which is [***] to allow Hansoh to manufacture such Licensed Products, including by sharing any manufacturing-related Silence Background Know-How and Silence Research Know-How and introducing Hansoh to any relevant contract manufacturing organisations utilised by Silence with respect to a China Licensed Target prior to the exercise of such Option and in the course of carrying out the relevant Research Plan with respect to a Global Licensed Target in order to allow Hansoh to source materials directly from the provider used by Silence with respect to a China Licensed Target prior to the exercise of such Option and in the course of carrying out the relevant Research Plan with respect to a Global Licensed Product. Such Commercially Reasonable Efforts shall include providing reasonable access to personnel, documentation, materials, and information in the possession and Control of Silence [***] to enable Hansoh to use and practice such Silence Manufacturing Information. For clarity, nothing in this Section 8.4.1 shall require Silence to create any new Know-How, undertake any additional manufacturing activities, or undertake any activity not specified in the relevant Research Plan and Silence’s obligation to conduct such technology transfer at no cost to Hansoh shall be limited to [***] ([***]) FTE hours of effort to be taken within [***] ([***]) months of the relevant Option Exercise Date. Upon the reasonable request of Hansoh, such request to be made within [***] ([***]) months of the Option Exercise Date, Silence shall use its reasonable efforts to provide technology transfer support in excess of [***] ([***]) FTE hours of effort pursuant to this Section and at Hansoh’s sole cost and expense up to a maximum of an additional [***] ([***]) FTE hours to be taken within [***] ([***]) months of the relevant Option Exercise Date (the provision of such requested technology transfer support being the “Silence Technology Transfer Support”). In the event that Hansoh terminates this Agreement with respect to any Licensed Target, Licensed Compound or Licensed Product Hansoh shall provide technology transfer support to Silence on an equivalent basis to Silence’s obligations under this Section 8.4.1.
8.4.2
Throughout the Term of this Agreement, each Party will promptly disclose to the other Party any new Manufacturing Information generated in relation to any China Licensed Compound or China Licensed Product that comes into their possession and Control.
8.5
Hansoh Obligations. Subject to Section 8.3, and Silence having provided the Silence Technology Transfer Support, following the Option Exercise Date in respect of Licensed Products directed to a Licensed Target, Hansoh, either directly or through one or more Third Party contract manufacturers, shall be responsible, at its own expense, for all Manufacturing activities necessary for the Exploitation by Hansoh of the Licensed Products directed to such Licensed Target in the Hansoh Territory in accordance with this Agreement.
ARTICLE 9

PAYMENTS AND RECORDS
9.1
Upfront Payment. Within [***] ([***]) days after receipt by Hansoh of Silence’s invoice in respect thereof, which invoice may be delivered by Silence on or following the Effective Date, Hansoh shall pay to Silence the non-refundable, non-creditable sum of sixteen Million Dollars ($16,000,000).
9.2
Research Collaboration Milestones.

9.2.1
China Licensed Product Development Milestone Payments. In partial consideration of the rights granted by Silence to Hansoh hereunder and subject to the terms and conditions set forth in this Agreement, Hansoh shall pay to Silence the non-refundable, non-creditable milestone payments upon the achievement of each of the following milestone events for the first China Licensed Compound or China Licensed Product with respect to a particular China Licensed Target to achieve such milestone event (whether by or on behalf of Hansoh, its Affiliates or Sublicensees):

Milestone Event	Milestone Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
Total	$37,000,000

9.2.2
Global Licensed Product Development Milestone Payments. In partial consideration of the rights granted by Silence to Hansoh hereunder and subject to the terms and conditions set forth in this Agreement, Hansoh shall pay to Silence the non-refundable, non-creditable milestone payments upon the achievement of each of the following milestone events for the first Global Licensed Compound or Global Licensed Product with respect to a particular Global Licensed Target to achieve such milestone event (whether by or on behalf of Hansoh, its Affiliates or Sublicensees):

Milestone Event	Milestone Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

Total	$81,000,000

9.2.3
Notice and Payment. Hansoh shall notify Silence in writing within [***] ([***]) days after the first achievement of any milestone event set forth in this Section 9.2 by or on behalf of Hansoh. Hansoh shall pay to Silence the applicable milestone payment within [***] ([***]) days after receipt by Hansoh of Silence’s invoice.
9.2.4
Once Per Licensed Target. Each milestone payment in this Section 9.2 shall be payable only upon the achievement of such milestone by the first Licensed Product directed to a particular Licensed Target to achieve such milestone event and no amounts shall be due for subsequent or repeated achievements of such milestone by another Licensed Product directed to the same Licensed Target.
9.3
Sales-Based Milestones
9.3.1
Licensed Product Sales Milestone Payments. In partial consideration of the rights granted by Silence to Hansoh hereunder and subject to the terms and conditions set forth in this Agreement, Hansoh shall pay to Silence, on a Licensed Target-by-Licensed Target basis, the following non-creditable, non-refundable milestone payments upon the achievement of each of the following levels of Annual Gross Sales by or on behalf of Hansoh, its Affiliates or Sublicensees.

Annual Gross Sales of Licensed Products directed to a Licensed Target	Sales Milestone Payments
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
Total	$367,500,000

9.3.2
Notice and Payment. Hansoh shall notify Silence in writing of the first achievement of any milestone event set forth in this Section 9.3 by or on behalf of Hansoh or its Affiliates or Sublicensees in its report provided pursuant to Section 10.1 and payment of such milestone shall be due within [***] ([***]) days after receipt by Hansoh of Silence’s invoice in respect of such milestone. For clarity, each milestone payment set forth in the table above shall be paid only once with respect to a particular Licensed Target, upon first achievement of the corresponding milestone event in respect of the relevant Licensed Target, regardless of the number of times such event is achieved.

9.4
Royalties.
9.4.1
Royalty Rate. As further consideration for the rights granted to Hansoh under this Agreement, subject to the other terms of this Section 9.4, during the Royalty Term, Hansoh shall make [***] non-refundable, non-creditable royalty payments to Silence on the Net Sales of Licensed Products directed to a particular Licensed Target sold in the Hansoh Territory at the applicable rate set forth below:

Net Sales of a Licensed Product	Royalty Rate
For that portion of Net Sales of all Licensed Products directed to a particular Licensed Target in any Year which are less than $[***]	[***]%
For that portion of Net Sales of all Licensed Products directed to a particular Licensed Target in any Year which are equal to or greater than $[***] but less than $[***]	[***]%
For that portion of Net Sales of all Licensed Products directed to a particular Licensed Target in any Year which are equal to or greater than $[***] but less than $[***]	[***]%
For that portion of Net Sales of all Licensed Products directed to a particular Licensed Target in any Year	[***]%

which are equal to or greater than $[***] but less than $[***]
For that portion of Net Sales of all Licensed Products directed to a particular Licensed Target in any Year which are equal to or greater than $[***] but less than $[***]	[***]%
For that portion of Net Sales of all Licensed Products directed to a particular Licensed Target in any Year which are equal to or greater than $[***]	[***]%

9.4.2
Royalty Term. Royalties shall be paid on a Licensed Product-by-Licensed Product and country-by-country or region-by-region basis in the Hansoh Territory from the First Commercial Sale of such Licensed Product in a country or region by or on behalf of Hansoh, its Affiliates, or Sublicensees, until the expiration of the Royalty Term for such Licensed Product in such country or region.
9.4.3
Reductions.
(a)
Subject to Section 9.4.4, in the event that there is no Valid Claim within the Licensed Patents in the United States of America that Covers the relevant Licensed Product in the United States of America absent a license with respect to such Licensed Patent under this Agreement, then the royalty rate set forth in Section 9.4.1 as applied to the sale of such Licensed Product in the United States of America shall be reduced by [***] ([***]%). Hansoh shall not be permitted to apply the reduction in royalty provided for in this Section 9.4.3(a) where Hansoh has [***] may result in the royalty reduction provided for herein.
(b)
Subject to Section 9.4.4, in the event that Hansoh, in order to Exploit a Licensed Product, obtains a license under any Patents owned by a Third Party that has claims that Cover the composition of matter or method of use of the Licensed Compound or RNAi Molecule incorporated in such Licensed Product and, in the absence of such license such Licensed Product would infringe such Third Party Patents, then Hansoh shall be entitled to deduct [***] ([***]%) of the amount of royalties actually paid by Hansoh to such Third Party [***] from the royalties due to Silence [***] (determined in accordance with the Accounting Standards) pursuant to Section 9.4.
(c)
Subject to Section 9.4.4, in the event that there is Generic Competition with respect to a Licensed Product in a country or region during [***], then Hansoh shall be entitled to deduct [***] ([***]%) from the royalties due to Silence in [***] (determined in accordance with the Accounting Standards) pursuant to Section 9.4, for so long as there is Generic Competition at such level with respect to such Licensed Product in such country or region.
9.4.4
Cumulative Reductions Floor. In no event will the aggregate amount of royalties due to Silence for a Licensed Product in a country in the Hansoh Territory in [***] during the Royalty Term for such Licensed Product in such country be reduced by more than [***] ([***]%) of the amount that otherwise would have been due and payable to Silence in [***] for such Licensed

Product in such country under Section 9.4.1 but for the reductions set forth in Sections 9.4.3(a), 9.4.3(b), and 9.4.3(c) above.
ARTICLE 10

payment; records; audits
10.1
Royalty Payments and Reports. Hansoh shall calculate all amounts payable to Silence pursuant to Section 9.4 at [***], which amounts shall be converted to Dollars, in accordance with Section 10.2. Hansoh shall provide to Silence within [***] ([***]) days of [***] a statement of (a) the amount of Gross Sales and Net Sales of each Licensed Product in each country or region in the Hansoh Territory during the applicable [***] (including such amounts expressed in local currency and as converted to Dollars), (b) the deductions applied in the calculation of Net Sales from Gross Sales, (c) the applicable royalty rate(s) under this Agreement (including any reduction(s) to such royalty rate(s) under Section 9.4.3), and (d) a calculation of the amount of royalty payment due on such Net Sales for [***]. Hansoh shall pay to Silence the royalty amounts due with respect to [***] within [***] ([***]) days of the [***].
10.2
Mode of Payment. All payments to Silence under this Agreement shall be made, without setoff, by deposit of Dollars in the requisite amount to such bank account as Silence may from time to time designate by notice to Hansoh. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s, or its Sublicensee’s standard conversion methodology consistent with Accounting Standards.
10.3
Taxes.

10.3.1
Withholding Taxes. Where any sum due to be paid to Silence by Hansoh under this Agreement is subject to Enterprise Income Tax or where any sum due to be paid to Hansoh by Silence under this Agreement is subject to a similar withholding tax, the Parties shall use their commercially reasonable efforts to take all such actions, including but not limited to [***]. In particular, [***], to the extent legally able to do so. If and to the extent the Enterprise Income Tax or withholding tax cannot be fully eliminated, the paying Party shall [***]. If any Enterprise Income Tax or withholding taxes are refundable, creditable or otherwise recoverable, each Party will provide the other such assistance as is reasonably required to obtain a refund of the withheld taxes, obtain a credit with respect to such taxes paid, or otherwise recover such taxes. In the event that a government authority retroactively determines that a payment made by a Party to the other pursuant to this Agreement should have been subject to withholding (or to additional withholding) taxes, and such Party (the “Withholding Party”) remits such withholding taxes to the government authority, the Withholding Party shall have the right (a) [***], (b) [***], or (c) [***].
10.3.2
Other Taxes. Except as set out in Section 10.3.1, all payments are exclusive of any tax, including value added taxes, sales taxes, consumption taxes, and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all reasonably necessary steps will be taken by the receiving Party to receive a refund of such undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] ([***]) days after receipt.
10.3.3
Taxes Resulting from a Party’s Action. Notwithstanding the foregoing in this Section 10.3, if a Party takes any action of its own discretion (not required by the terms of this Agreement, Applicable Law, or a Regulatory Authority), including any assignment, sublicense, change of place of incorporation, or failure to comply with Applicable Laws or filing or record retention requirements, which results in an additional or increased withholding obligation with respect to payments to be made pursuant to this Agreement (“Withholding Tax Action”), then such Party shall bear the amount of such withholding to the extent associated with such Withholding Tax Action. For clarity, if Hansoh undertakes a Withholding Tax Action, then the sum payable by Hansoh (in respect of which such withholding is required to be made) shall be increased to the extent necessary to ensure that Silence receives a sum equal to the sum which it would have received had no such Withholding Tax Action occurred. For the avoidance of doubt, a change in Applicable Laws that results in a new or increased withholding or deduction obligation, absent either Party taking a Withholding Tax Action, shall not affect the withholding and deduction obligations provided in this Section 10.3.

10.3.4
Prevention of Facilitation of Tax Evasion.
(a)
Each Party represents, warrants and undertakes that it and its Affiliates shall not commit a tax evasion facilitation offence under Applicable Law in connection with or attributable to this Agreement or the transactions contemplated hereby.
(b)
Each Party shall promptly report to the other Party any apparent breach of Section 10.3.4(a) and shall (i) answer, in reasonable detail, any written or oral inquiry from the other Party related to its and its Affiliates compliance with Section 10.3.4(a), (ii) facilitate the interview of employees of such Party by the other Party (or any agent of such Party) at any reasonable time specified by the inquiring Party related to such Party’s compliance with Section 10.3.4(a) and (iii) cooperate with the inquiring Party or any governmental authority in relation to any investigation relating to the matters referred to in Section 10.3.4(a), in all cases, as reasonably required to enable that other Party to comply with its undertaking in Section 10.3.4(a).
10.4
Financial Records. Hansoh shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate books and records pertaining to Gross Sales and Net Sales of Licensed Products in sufficient detail to calculate all amounts payable hereunder with respect thereto and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by Hansoh and its Affiliates until [***] years after the end of the Year to which such books and records pertain.

10.5
Audit. At either Party’s reasonable request, the other Party shall, and shall cause its Affiliates to, permit an independent public accounting firm of internationally recognized standing designated by the auditing Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours, under supervision of the audited Party’s personnel, and upon reasonable notice, to audit the books and records maintained pursuant to Section 10.4 to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (a) be conducted for any Quarter more than [***] years after the end of such Year to which such books and records pertain, (b) be conducted more than once in any [***] month period (unless a previous audit during such [***]-month period revealed an underpayment with respect to such period), or (c) be repeated for any Quarter, unless as a component of an examination applicable to a Year that includes such Quarter. The accounting firm shall report to the Parties with reasons whether the reports are correct or not, and the specific details concerning any discrepancies. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] ([***]%) from the reported amounts, in which case the audited Party shall bear the cost of the audit. If such audit concludes that (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts within [***] ([***]) days, or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within [***] ([***]) days after the date on which such audit is completed by the auditing Party.
10.6
Confidentiality. The receiving Party shall treat all information subject to review under this ARTICLE 10 in accordance with the confidentiality provisions of ARTICLE 12 and the Parties shall cause any independent public accounting firm appointed in accordance with Section 10.5, and the accounting firm, to enter into reasonably acceptable confidentiality agreements with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement. The independent public accounting firm shall disclose to the receiving Party only whether the payments made are correct and details concerning any discrepancies in sufficient detail such that the receiving Party is able to fully evaluate the methodology and conclusions of the audit, but no information not related to the relevant payments shall be disclosed to the receiving Party.
ARTICLE 11

INTELLECTUAL PROPERTY
11.1
Ownership of Intellectual Property.
11.1.1
United States Law. Inventorship of Information and inventions conceived, discovered, developed, or otherwise made under this Agreement shall be determined in accordance with Applicable Law in the United States of America as such law exists as of the Effective Date irrespective of where such conception, discovery, development or making occurs.
11.1.2
Silence Ownership. As between the Parties, Silence or an Affiliate designated by Silence shall own and retain all right, title, and interest in and to any and all Silence Background IP, Silence Research IP and Silence China Product Development IP.
11.1.3
Hansoh Ownership. As between the Parties, Hansoh or an Affiliate designated by Hansoh shall own and retain all right, title, and interest in and to any and all Hansoh Background IP, Hansoh Research IP and Hansoh China Product Development IP.

11.1.4
Joint Ownership. As between the Parties, the Parties shall each own an equal, undivided interest in any and to all Joint Research IP. At least once per Quarter (which the Parties expect would be at each JSC meeting unless the JSC has been disbanded) each Party shall disclose to the other Party in writing the development, making, conception, or reduction to practice of any Joint Research IP. Subject to the exclusive licenses granted by Silence to Hansoh to Joint Research IP under Section 6.1, each Party shall have the right to Exploit (including by way of granting licenses, assignments, mortgages or otherwise) the Joint Research IP without a duty of seeking consent or accounting to the other Party.
11.1.5
Assignment Obligation. Each Party shall cause all Persons who perform Development activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Information and inventions resulting therefrom to such Party to the extent that the foregoing relates specifically to a Licensed Product.
11.2
Patent Working Group. The JSC shall establish a working group to assist in the communication with respect to the prosecution and maintenance of Product Specific Patents and Joint Research Patents (the “Patent Working Group”), and each Party (through its representatives on the Patent Working Group) shall use its Commercially Reasonable Efforts to ensure that there are or will be a commercially reasonable set of Product Specific Patents directed to each Licensed Target and to Licensed Products directed to each such Licensed Target. The Patent Working Group shall meet as necessary to perform its responsibilities or as otherwise directed by the JSC, and shall continue to exist only for so long as the Parties determine it is reasonably necessary.
11.3
Maintenance and Prosecution of Patents.
11.3.1
Silence Patents. Except as set out in Section 11.3.3, Silence shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain the Silence Background Patents, Silence Research Patents and Silence China Product Development Patents worldwide, at Silence’s sole cost and expense. Silence shall consult with and keep Hansoh reasonably informed on all steps with regard to the preparation, filing, prosecution, and maintenance of the Silence Research Patents and the Silence China Product Development Patents. Silence shall provide Hansoh with a copy of material communications to and from the patent authorities regarding Silence Research Patents and Silence China Product Development Patents in the Hansoh Territory, including drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow Hansoh a reasonable opportunity to review and comment thereon. Silence shall reasonably consider and reasonably incorporate Hansoh’s requests and suggestions with respect to such drafts and with respect to strategies for filing and prosecuting the Silence Research Patents and Silence China Product Development Patents in the Hansoh Territory.
11.3.2
Hansoh Patents. Hansoh shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain the Hansoh Background Patents, the Hansoh Research Patents and Hansoh China Product Development Patents worldwide, at Hansoh’s sole cost and expense. Hansoh shall consult with and keep Silence reasonably informed on all steps with regard to the preparation, filing, prosecution, and maintenance of the Hansoh Research Patents and the Hansoh China Product Development Patents. Hansoh shall provide Silence with a copy of material communications to and from the patent authorities regarding Hansoh Research Patents and Hansoh China Product Development Patents in the Silence Territory, including drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow Silence a reasonable opportunity to review and comment thereon. Hansoh shall reasonably consider and reasonably incorporate Silence’s requests and suggestions with respect to such drafts and with respect to strategies for filing and prosecuting the Hansoh Research Patents and Hansoh China Product Development Patents in the Silence Territory.
11.3.3
Product Specific Patents. Silence shall have the first right, but not the obligation, to prepare, file, prosecute, and maintain the Product Specific Patents worldwide, at Silence’s sole cost and expense. Silence shall consult with and keep Hansoh reasonably informed on all steps with regard to the preparation, filing, prosecution, and maintenance of the Product Specific Patents in the Hansoh Territory, and shall provide Hansoh with a copy of material communications to and from the patent authorities regarding such Product Specific Patents in the Hansoh Territory, including drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow Hansoh a reasonable opportunity to review and comment thereon. Silence shall reasonably consider and reasonably incorporate Hansoh’s requests and suggestions with respect to such drafts and with respect to strategies for filing and prosecuting the Product Specific Patents in the Hansoh Territory. If Silence, after the exercise of the Option by Hansoh in respect of the Licensed Target to which the Licensed Compound or Licensed Product claimed by such Product Specific Patent relates, determines in its sole discretion to abandon or not maintain any such Product Specific Patents in the Hansoh Territory, then Silence shall provide Hansoh with prior written notice sufficiently in advance of any abandonment to enable Hansoh, [***], to maintain such Product Specific Patent [***] in the Hansoh Territory, at its sole cost and expense provided always that such costs shall be treated as a credit against the royalty payments due in respect of a Licensed Product Covered by such Product Specific Patent.
11.3.4
Joint Research Patents. [***] shall have the first right, but not the obligation, to prepare, file, prosecute, and maintain the Joint Research Patents worldwide, at [***]’s sole cost and expense. [***] shall keep [***] reasonably informed of all steps with regard to the preparation, filing, prosecution, and maintenance of the Joint Research Patents, and shall provide [***] with a copy of material communications to and from the patent authorities regarding such Joint Research Patents, including drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow [***] a reasonable opportunity to review and comment thereon. [***] shall reasonably consider and reasonably incorporate [***]’s requests and suggestions with respect to such drafts and with respect to strategies for filing and prosecuting the Joint Research Patents. If [***], during the Term, determines in its sole discretion to abandon or not maintain any of the Joint Research Patents in the Hansoh Territory, then [***] shall provide [***] with prior written notice sufficiently in advance of any abandonment to enable [***], [***] to maintain, [***] such Joint Research Patent, [***]. In such event, [***] shall keep [***] reasonably informed of all steps with regard to the preparation, filing, prosecution, and maintenance of the Joint Research Patents, and shall provide [***] with a copy of material communications to and from the patent authorities regarding such Joint Research Patents, including drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow [***] a reasonable opportunity to review and comment thereon. In the event that [***] assumes the prosecution and maintenance of any Joint Research Patent, [***] shall have the first right to enforce such Joint Research Patent and [***] shall have the second right and the provisions of Section 11.4.5 shall be applied accordingly.
11.3.5
Patent Term Extension and Supplementary Protection Certificate. The Parties shall cooperate on decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Product Specific Patents in the Hansoh Territory and Joint Research Patents in any country or other jurisdiction. [***] shall have the responsibility of applying for any extension or supplementary protection certificate with respect to such Patents in the [***]. Each Party shall keep the other fully informed of its efforts to obtain such extension or supplementary protection certificate. Each Party shall provide prompt and reasonable assistance, as requested by the other, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate.
11.3.6
Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 11.3.
11.4
Enforcement of Patents.
11.4.1
Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Product Specific Patents or Joint Research Patents in any jurisdiction in the Hansoh Territory of which such Party becomes aware in connection with the Exploitation of any Licensed Product or any product that competes with a Licensed Product in the Hansoh Territory (an “Infringement”).
11.4.2
Silence Patents. Except as set out in Section 11.4.4, Silence shall have the sole and exclusive right, but not the obligation, to enforce and defend worldwide under its control, at its own expense, the Silence Background Patents, Silence Research Patents and Silence China Product Development Patents.
11.4.3
Hansoh Patents. Hansoh shall have the sole right, but not the obligation, to enforce and defend worldwide under its control, and at its own expense, the Hansoh Background Patents, Hansoh Research Patents and Hansoh China Product Development Patents.
11.4.4
Product Specific Patents. After the exercise of the Option by Hansoh in respect of the Licensed Target to which the Licensed Compound or Licensed

Product claimed by such Product Specific Patent relates, Hansoh shall have the first right, but not the obligation, to enforce and defend worldwide under its control, [***], such Product Specific Patents in the Hansoh Territory. If Hansoh does not take commercially reasonable steps to enforce or defend any such Infringement with respect to such Product Specific Patents in the Hansoh Territory (a) within [***] ([***]) days following the first notice provided to it pursuant to this Section 11.4.4, or (b) if earlier, [***] ([***]) Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, then Silence may enforce such Product Specific Patents at its own expense.
11.4.5
Joint Research Patents. During the Term, except as set out in Sections 11.3.4 and 11.4.4, [***] shall have the first right, but not the obligation, to enforce and defend worldwide under its control, and at its own expense, the Joint Research Patents. If [***] does not take commercially reasonable steps to enforce or defend any such Infringement with respect to Joint Research Patents in the Hansoh Territory (a) within [***] ([***]) days following the first notice provided to it pursuant to this Section 11.4.5, or (b) if earlier, [***] ([***]) Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, then [***] may enforce such Joint Research Patent(s) at its own expense.
11.4.6
Cooperation. The Parties agree to cooperate fully in any Infringement action pursuant to this Section 11.4.6. Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any Infringement litigation in accordance with this Section 11.4.6 shall have the right to settle such claim; provided that no Party shall have the right to settle any Infringement litigation under this Section 11.4.6 in a manner that (a) would restrict the scope or admit the invalidity or unenforceability of a Patent Controlled (other than pursuant to this Agreement) by the other Party, (b) diminishes or has a material adverse effect on the rights or interest of the other Party, or (c) imposes any costs or liability on, or involves any admission by, the other Party, in each case (a) – (c) without the express written consent of such other Party, such consent not to be unreasonably withheld, conditioned, or delayed. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.
11.4.7
Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in this Section 11.4.7 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be distributed to Silence or to Hansoh based on the relationship of the recovery to the Silence Territory or Hansoh Territory, as applicable; provided that to the extent that any award or settlement (whether by judgment or otherwise) is paid to Hansoh in respect of any of the Silence Background Patents, Silence Research Patents, Silence China Product Development Patents or Joint Research Patents (including Product Specific Patents), such amounts shall be treated as [***].

11.5
Infringement Claims by Third Parties. If the manufacture, sale, or use of a Licensed Product in the Hansoh Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Hansoh (or its Affiliates or Sublicensees), Hansoh shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding [***]; provided, however, that the provisions of Section 11.4.2 shall govern the right of Hansoh to assert a counterclaim of infringement of any Silence Background Patent, Silence China Product Development IP or Silence Research Patent.
11.6
Invalidity or Unenforceability Defenses or Actions.
11.6.1
Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Silence Background Patents, Silence Research IP, Silence China Product Development Patents, or Joint Research Patents by a Third Party, in each case in the Hansoh Territory and of which such Party becomes aware.
11.6.2
Silence Patents. Except as set out in Section 11.6.4, Silence shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Silence Background Patents, Silence China Product Development Patents and Silence Research Patents.
11.6.3
Hansoh Patents. Hansoh shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Hansoh Background Patents, Hansoh China Product Development Patents and Hansoh Research Patents.
11.6.4
Product Specific Patents. After the exercise of the Option by Hansoh in respect of the Licensed Target to which the Licensed Compound or Licensed

Product claimed by such Product Specific Patent relates, Hansoh shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of such Product Specific Patents in the Hansoh Territory. Silence may participate in any such claim, suit, or proceeding in the Hansoh Territory related to such Product Specific Patents in the Hansoh Territory with counsel of its choice at its own expense; provided that Hansoh shall retain control of the defense in such claim, suit, or proceeding. If Hansoh elects not to defend or control the defense of any such Product Specific Patents in the Hansoh Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Silence may conduct and control the defense of any such claim, suit, or proceeding, at its own expense; provided, that Silence shall obtain the written consent of Hansoh prior to settling or compromising such defense, such consent not to be unreasonably withheld, conditioned, or delayed.
11.6.5
Joint Research Patents. Except as set out in Section 11.6.4, [***] shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Joint Research Patents. [***] may participate in any such claim, suit, or proceeding in the Hansoh Territory related to such Joint Research Patents, in each case that claim or cover a Licensed Product with counsel of its choice at its own expense; provided that [***] shall retain control of the defense in such claim, suit, or proceeding. If [***] elects not to defend or control the defense of any such Joint Research Patents, in each case that Cover Licensed Product in a suit brought in the Hansoh Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then [***] may conduct and control the defense of any such claim, suit, or proceeding, at its own expense; provided, that [***] shall obtain the written consent of [***] prior to settling or compromising such defense, such consent not to be unreasonably withheld, conditioned, or delayed. To the extent that there is any claim, suit, or proceeding of any of the Joint Research Patents in the Hansoh Territory that is not covered by the process set forth above, then each Party shall have the right to defend and control the defense of the validity and enforceability of the Joint Research Patents subject to Applicable Law.
11.6.6
Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 11.6, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim related to Section 11.6.5, the controlling Party shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim. In connection with the activities set forth in this Section 11.6, each Party shall consult with the other as to the strategy for the defense of the Product Specific Patents and Joint Research Patents.
ARTICLE 12

Confidentiality and Non-Disclosure
12.1
Confidentiality Obligations. At all times during the Term and (i) following termination of this Agreement in its entirety, for a period of: (x) [***] ([***]) years for Restricted Information and (y) [***] ([***]) years for all other Confidential Information, or, (ii) following expiry of this Agreement in its entirety, for a period of [***] ([***]) years for all Confidential Information (including Restricted Information), each Party shall, and each of the foregoing shall cause its or its Affiliates’ respective officers, directors, employees, consultants, contractors, agents, partners (whether general or limited), financing sources or other representatives (“Representatives”) to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. Notwithstanding the foregoing, to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 12.1 with respect to any Confidential Information shall not include any information that:
12.1.1
has been published by a Third Party or otherwise is or hereafter becomes part of the public domain through no fault on the part of the receiving Party;
12.1.2
have been in the receiving Party’s or its Representatives’ possession prior to disclosure by the disclosing Party without any obligation of confidentiality to the disclosing Party with respect to such information;
12.1.3
is subsequently received by the receiving Party or its Representatives from a Third Party and without breach of any agreement between such Third Party and the disclosing Party;
12.1.4
that is generally made available to Third Parties by the disclosing Party without restriction on disclosure; or
12.1.5
have been independently developed by or for the receiving Party or its Representatives without reference to or use of the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

12.2
Permitted Disclosures. Each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:
1.1.1
obtaining or maintaining Regulatory Approval of the Licensed Products;
1.1.2
complying with law, regulation or order of any Regulatory Authority, court of competent jurisdiction or rule of stock exchange;
1.1.3
disclosure to its Representatives, in each case on a need-to-know basis in connection with the Development, manufacture, or Commercialization of any Licensed Product in accordance with the terms of this Agreement, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and
1.1.4
disclosure to actual and bona fide potential investors, acquirors, licensees, sublicensees, and other financial or commercial partners for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under customary and industry standard written obligations of confidentiality and non-use; provided that, where the terms of this Agreement are being disclosed, the disclosing Party redacts the financial terms and other provisions of this Agreement that are not reasonably required to be disclosed in connection with such potential investment, acquisition, or collaboration, which redaction shall be prepared in consultation with the other Party.
12.2.1
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.2.1 or 12.2.2, it will, except where impermissible or impracticable, give reasonable advance notice to the other Party of such disclosure and comply with all reasonable requests of the disclosing Party with respect to maintaining confidence in such Confidential Information and in any event shall use the same diligent efforts to secure confidential treatment of such Confidential Information as such Party would use to protect its own Confidential Information, but in no event less than reasonable efforts. In any event, the Parties agree to take reasonable action to avoid disclosure of Confidential Information. Any information disclosed pursuant to this Section 12.2 shall remain Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this ARTICLE 12.
12.3
Use of Name. Except as expressly provided in this Agreement, neither Party shall use the name, logo, or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance, which approval shall not be unreasonably withheld, conditioned, or delayed. The restrictions imposed by this Section 12.3 shall not prohibit either Party from making any disclosure identifying the other Party that, in the reasonable opinion of the disclosing Party’s counsel, is required by Applicable Law; provided, that such Party shall submit the proposed disclosure identifying the other Party in writing to such other Party as far in advance as reasonably practicable (and in no event less than [***] ([***]) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment on such disclosure.
12.4
Public Announcements. The Parties have agreed the press releases set out as Schedule 12.4 shall be the press release announcing the transaction contemplated by this Agreement. Other than the relevant press release, neither Party shall issue any public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] ([***]) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Notwithstanding anything to the contrary herein, (i) following initial press release announcing this Agreement, each Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, and those terms of the Agreement which have already been publicly disclosed in accordance herewith, and (ii) in respect of a particular Licensed Target, Silence may disclose the identity of such Licensed Target and its stage of Development, provided always that in respect of the Global Licensed Target and the corresponding Global Licensed Compounds and Global Licensed Products, subject to Hansoh’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). Except as expressly set forth to the contrary in the foregoing or this Agreement, Silence shall not disclose Hansoh’s name in relation to a Licensed Target and the corresponding Licensed Compounds and Licensed Products without Hansoh’s prior written consent (such consent not to be unreasonably withheld, delayed, or conditioned).
12.5
Publications. The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the Development activities hereunder.
12.5.1
During the Research Collaboration Term. During the Research Collaboration Term:
(a)
Silence shall have the right to make any publications, presentations, or public disclosures related to a Licensed Product subject to Hansoh’s prior review and approval such approval not to be unreasonably withheld, delayed or conditioned;
(b)
Without prejudice to the provisions of Section 12.4, Silence shall be entitled to disclose the progress of its Development activities related to Licensed Products directed to each Licensed Target without disclosing the identity of the Licensed Target unless disclosure of the identity of the Licensed Target mutually agreed to in writing provided always that such agreement shall not be unreasonably withheld, delayed or conditioned; and
(c)
Hansoh may not make any publications, presentations, or public disclosures without Silence’s prior written approval, except as otherwise specified in this Agreement.

12.5.2
Following Option Exercise. Following Hansoh’s exercise of an Option in respect of a particular Licensed Target:
(a)
Hansoh shall have the right to make any publications, presentations, or public disclosures related to Licensed Products directed to the Global Licensed Target subject to Silence’s prior review and approval;
(b)
Silence shall not make any publications, presentations, or public disclosures related to the Global Licensed Products without Hansoh’s prior written approval; and
(c)
Both Parties will cooperate to agree a mutual public disclosure strategy in relation to publications, presentations and public disclosures related to Licensed Products directed to a China Licensed Target. Notwithstanding the foregoing, each Party shall be entitled to disclose the progress of its Development activities related to Licensed Products directed to a China Licensed Target to the extent relating to the Silence Territory, for publications made by Silence, or to the Hansoh Territory, for publications made by Hansoh, without disclosing the Licensed Target(s) unless mutually agreed to in writing provided always that such agreement shall not be unreasonably withheld, delayed or conditioned.
12.5.3
Review Process. Before any paper is submitted for publication or an oral presentation is made for which review or approval rights are provided under Section 12.5, the publishing or presenting Party (the “Publishing Party”) shall deliver a then-current copy of the paper or materials for oral presentation to the non-publishing Party at least [***] ([***]) days prior to submitting the paper to a publisher or making the presentation. The non-publishing Party shall review any such paper and give its comments to such Publishing Party within [***] ([***]) days after the delivery of such paper to such other Party. The Publishing Party shall comply with the other Party’s request to delete references to the other Party’s Confidential Information in any such paper and will withhold publication of any such paper or any presentation of same for an additional [***] ([***]) days in order to permit the Parties to obtain Patent protection if such other Party deems it necessary.
12.6
Return of Confidential Information. Upon termination of this Agreement in its entirety, each Party shall promptly return to the other Party, or delete or destroy, all records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations under this Agreement, as required by Applicable Law, or for legal archival purposes. If this Agreement is terminated with respect to one or more Licensed Target, but not in its entirety, each Party shall promptly return to the other Party, or delete or destroy, all records and materials in such Party’s possession or control containing Confidential Information of the other Party that relates to the terminated Licensed Target. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

ARTICLE 13

REPRESENTATIONS AND Warranties
13.1
Mutual Warranties. Each Party hereby represents and warrants, as of the Effective Date, as follows:
13.1.1
Organization. It is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
13.1.2
Authorization. The execution and delivery of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.
13.1.3
Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
13.1.4
No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent with the terms of this Agreement, or that would impede the diligent and complete fulfilment of its obligations hereunder.
13.2
Additional Warranties by Silence. Silence hereby represents and warrants, as of the Effective Date, as follows:
13.2.1
it has the right to grant all rights and licenses it purports to grant to Hansoh with respect to the Licensed Know-How and Licensed Patents under this Agreement, free and clear of any rights therein granted to any Third Party, and it has not granted to any other Person any rights in the Licensed Know-How and Licensed Patents in any manner that would conflict with the rights granted to Hansoh under this Agreement;
13.2.2
the Licensed Know-How and the Licensed Patents are not subject to any encumbrance, lien or claim of ownership by any Third Party in any way that would conflict with the rights granted to Hansoh under this Agreement;
13.2.3
All of the Silence Background Patents that are issued patents are in full force and effect, and Silence has no knowledge that any issued patents that are part of the Silence Background Patents are invalid or unenforceable;
13.2.4
it is not the subject of any Patent proceeding in respect of any Silence Background Patent, and it is not aware of any pending or threatened action, suit, proceeding, or claim by a Third Party challenging Silence’s ownership rights in, or the validity or scope of, such Silence Background Patents;
13.2.5
no claim or action has been brought or, to Silence’s knowledge, threatened in writing, by any Third Party alleging that the use of the Silence Background IP or any of its activities relating to the Licensed Products infringes or misappropriates, or would infringe or misappropriate, any intellectual property right of any Third Party; and
13.2.6
to Silence’s knowledge, all applicable fees due to patent authorities with respect to the filing and prosecution of the Silence Background Patents existing as of the Effective Date have been paid on or before the due date for payment (as such due date may be extended in accordance with Applicable Law or patent authority rules and regulations).
13.3
Mutual Covenants. Each Party hereby covenants and agrees, in connection with the performance of its activities under this Agreement:
13.3.1
it shall not employ, contract with, or retain any person directly or indirectly to perform any of the activities under this Agreement if such person is under investigation by the FDA or NMPA or any other regulatory agency for debarment or is presently debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.), or by NMPA pursuant to similar Applicable Law, or is subject to any debarment or similar sanction by any other Regulatory Authority;
13.3.2
all research conducted by or on behalf of it shall be performed in accordance with Applicable Laws, and applicable established internal policies and procedures (if any), including policies and procedures pertaining to research involving laboratory animals or hazardous agents and materials, as applicable. Each Party agrees that any animals used in the performance of studies under the Research Plan will be handled in accordance with established guidelines for the care and use of laboratory animals. Further, each Party covenants that all research conducted pursuant to this Agreement involving the use of animals was, or will be, reviewed and approved by its or its animal care and use committee prior to commencement of the applicable research; and
13.3.3
in the performance of its obligations under this Agreement, such Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws and, without limiting the generality of the foregoing, it shall not perform any actions that are prohibited by local or other anti-corruption laws (collectively, “Anti-Corruption Laws”) that may be applicable to such Party. Without limiting the generality of the foregoing, (i) neither Party shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to the transaction in a manner that would violate Anti-Corruption Laws, and (ii) to the extent that a Party is carrying out activities in the Hansoh Sole Region, each Party shall perform, and shall cause its Affiliates or other licensees or sublicensees to perform, its obligations and responsibilities under this Agreement in compliance with all applicable rules, regulations, or guidance issued by the Human Genetic Resources Administration of China (“HGRAC”) when collecting, preserving, using, disclosing, or supplying any “human genetic resources”, as such term is defined by the HGRAC, or related data.
13.4
Additional Covenants of Silence. Silence hereby covenants to Hansoh that it will not (a) license, sell, assign or otherwise transfer Silence Background IP, Silence Research IP or Silence China Product Development IP in a manner that conflicts with the rights granted to Hansoh hereunder, or (b) permit to exist or grant to any Third Party, with respect to any Silence Background IP, Silence Research IP or Silence China Product

Development IP, any lien, encumbrance, charge, security interest, mortgage, liability, or other restriction (including in connection with any indebtedness) (each a “Third Party Restriction”) which materially conflicts with the rights granted to Hansoh hereunder, provided always that (x) nothing in parts (a) or (b) of this Section 13.4 shall prevent Silence from entering into any transaction that is subject to Hansoh’s rights under this Agreement and (y) in the event that a Third Party Restriction which materially conflicts with the rights granted to Hansoh is imposed on Silence (as opposed to being granted by Silence) by operation of law or otherwise, Silence’s sole obligation shall be to use such efforts as would be commercially reasonable (taking into account all relevant factors including the nature of the third party right, the consequences to Silence and Hansoh and the cost and benefit of such efforts) to have such Third Party Restriction removed.
13.5
Additional Covenants of Hansoh. Hansoh hereby covenants to Silence that it will not (a) license, sell, assign or otherwise transfer Hansoh Background IP, Hansoh Research IP or Hansoh China Product Development IP in a manner that conflicts with the rights granted to Silence hereunder, or (b) permit to exist or grant to any Third Party, with respect to any Hansoh Background IP, Hansoh Research IP or Hansoh China Product Development IP, any lien, encumbrance, charge, security interest, mortgage, liability, or other restriction (including in connection with any indebtedness) (each a “Third Party Restriction”) which materially conflicts with the rights granted to Silence hereunder, provided always that (x) nothing in parts (a) or (b) of this Section 13.5 shall prevent Hansoh from entering into any transaction that is subject to Silence’s rights under this Agreement and (y) in the event that a Third Party Restriction which materially conflicts with the rights granted to Silence is imposed on Hansoh (as opposed to being granted by Hansoh) by operation of law or otherwise, Hansoh’s sole obligation shall be to use such efforts as would be commercially reasonable (taking into account all relevant factors including the nature of the third party right, the consequences to Hansoh and Silence and the cost and benefit of such efforts) to have such Third Party Restriction removed.
13.6
Disclaimer of Warranties. Except for the express warranties set forth herein, neither Silence nor Hansoh nor any of their respective Affiliates makes any warranties, express or implied, either in fact or by operation of law, by statute, or otherwise, and each Party specifically disclaims any other warranties, whether written or oral, express or implied, including any warranty of quality, merchantability, or fitness for a particular use or purpose, [***].
ARTICLE 14

Indemnity
14.1
Indemnification of Silence. Hansoh shall indemnify, defend, and hold harmless Silence, its Affiliates, and their respective directors, officers, employees, and agents (collectively, the “Silence Indemnitees”) from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Claims”) incurred by or rendered against the Silence Indemnitees arising from or occurring as a result of:
14.1.1
the Exploitation of any Licensed Product by or on behalf of Hansoh or any of its Affiliates, Sublicensees, subcontractors, agents, or consultants; or
14.1.2
the breach by Hansoh of any warranty, representation, covenant, or agreement made by Hansoh in this Agreement;

except in each case to the extent of those Losses for which Silence, in whole or in part, has an obligation to indemnify Hansoh pursuant to Section 14.2.

14.2
Indemnification of Hansoh. Silence shall indemnify, defend, and hold harmless Hansoh, its Affiliates, and its and their respective directors, officers, employees, and agents (collectively, the “Hansoh Indemnitees”), from and against any and all Losses in connection with any and all Claims incurred by or rendered against the Hansoh Indemnitees arising from or occurring as a result of:
14.2.1
the Exploitation of any Licensed Compound or Licensed Product by or on behalf of Silence or any of its Affiliates, Sublicensees, subcontractors, agents, or consultants; or
14.2.2
the breach by Silence of any warranty, representation, covenant, or agreement made by Silence in this Agreement;

except to the extent of those Losses for which Hansoh, in whole or in part, has an obligation to indemnify Silence pursuant to Section 14.1.

14.3
Indemnification Procedure. A Party that intends to claim indemnification under this ARTICLE 14 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense or settlement of such Claim. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own choice. The indemnity arrangement in this ARTICLE 14 shall not apply to amounts paid in settlement of any action with respect to a Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned, or delayed. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this ARTICLE 14 if and to the extent the Indemnitor is actually prejudiced thereby. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification.
14.4
Special, Indirect, and Other Losses. Except for breach of confidentiality obligations under ARTICLE 12 or to the extent any such damages are required to be paid to a Third Party as part of a claim for which a Party provides indemnification under this ARTICLE 14, neither Party nor any of its Affiliates shall be liable for any loss of profits or business interruption or any indirect, incidental, special, exemplary, punitive, or consequential damages, including, however caused and on any theory of liability, whether in contract, tort, negligence, breach of statutory duty, or otherwise in connection with or arising in any way out of the terms of this agreement or the transactions contemplated hereby or the use of the Licensed Compound or Licensed Product, even if advised of the possibility of such damage. The foregoing limitation of liability shall not operate to limit or exclude either Party’s liability for (a) death or personal injury, (b) fraud, or (c) any other liability which, pursuant to Applicable Law, cannot be limited or excluded.
14.5
Insurance. Each Party shall maintain, at its own expense, commercial general liability insurance and product liability and other appropriate insurance as required under Applicable Laws. Each Party shall maintain such insurance for the period commencing promptly after the Effective Date until expiry or termination of this Agreement. Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon request. It is understood that such insurance shall not be construed to create any limit of either Party’s obligations or liabilities with respect to its indemnification obligations under this Agreement.

ARTICLE 15

Term and Termination
15.1
Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall remain in effect, on a Licensed Product-by-Licensed Product, country-by-country and region-by-region basis, until the expiration of the Royalty Term for such Licensed Product in such country or region (the “Term”). Upon the expiration of the Royalty Term for a particular Licensed Product in a particular country or region, the licenses granted to Hansoh under Section 6.1 for such Licensed Product in such country or region shall become fully-paid, royalty-free, perpetual, irrevocable, and exclusive.
15.2
Termination by Hansoh For Convenience. Hansoh shall have the right to terminate this Agreement in its entirety, after the Option Exercise Date with respect to any Licensed Target in its entirety or on a country-by-country basis, for any or no reason, upon [***] ([***]) days’ prior written notice to Silence which notice shall specify the relevant Licensed Target and the countries affected by such termination. Hansoh shall have the right to terminate this Agreement with respect to any Licensed Target in its entirety or on a country-by-country basis prior to the Option Exercise Date with respect to such Licensed Target, together with the associated Research Plan, or, in the case of termination of a Licensed Target in one or more, but not all, countries, the components of the associated Research Plan applicable solely to such terminated countries, for any or no reason, upon [***] ([***]) days’ prior written notice to Silence (which notice shall specify the relevant Licensed Target and the countries affected by such termination) if no IND has been filed in respect of a Licensed Product directed to the relevant Licensed Target and on [***] ([***]) days’ written notice to Silence if an IND has been filed.

15.3
Termination for Material Breach. Each Party shall have the right to terminate this Agreement with respect to any Licensed Target, (including all Licensed Compounds and Licensed Products directed thereto), in the event that the other Party materially breaches this Agreement with respect to such Licensed Target, and such breach shall have continued for [***] ([***]) days (or [***] ([***]) days with respect to any payment breach) after receipt from the non-breaching Party of written notice specifying the breach and requesting its cure. For clarity, in the event of any uncured payment breach relating to payment obligations arising prior to Option exercise, or that a material breach relates to all Licensed Targets, then this Agreement may be terminated in its entirety. On receipt of a notice by the alleged breaching Party pursuant to this Section, the non-breaching Party shall immediately make its Alliance Manager available for discussion at the request of the alleged breaching Party.
15.4
Termination by Silence for Patent Challenge. Silence shall have the right to terminate this Agreement in full, or on a Licensed Target-by-Licensed Target basis, upon written notice to Hansoh in the event that Hansoh or any of its Affiliates or Sublicensees directly asserts in its own respective name, or directs a Third Party to assert, a Patent Challenge; provided that with respect to any such Patent Challenge by any Sublicensee, Silence will not have the right to terminate under this Section 15.4 if, within [***] ([***]) days of Silence’s notice to Hansoh under this Section 15.4, Hansoh (a) causes such Patent Challenge to be terminated or dismissed or (b) terminates the sublicense granted to such Sublicensee. For purposes of this Section, “Patent Challenge” means any challenge in a legal or administrative proceeding to the patentability, validity, ownership or enforceability of any of the Silence Background Patents, Silence Research Patents, Silence China Product Development Patents or Joint Research Patents (or any claim thereof), including by: (x) filing or pursuing a declaratory judgment action in which any of the Silence Background Patents, Silence Research Patents, Silence China Product

Development Patents or Joint Research Patents is alleged to be invalid or unenforceable; (y) citing prior art against any of the Silence Background Patents, Silence Research Patents, Silence China Product Development Patents or Joint Research Patents (other than art required to be cited by Applicable Law, including under a duty of candor to a patent office), filing a request for or pursuing a re-examination of any of the Silence Background Patents, Silence Research Patents, Silence China Product Development Patents or Joint Research Patents (other than with Silence’s written agreement), or becoming a party to or pursuing an interference; or (z) filing or pursuing any opposition, cancellation, nullity, or other like proceedings against any of the Silence Background Patents, Silence Research Patents, Silence China Product Development Patents or Joint Research Patents; but excluding any challenge raised as a defense against a claim, action, or proceeding asserted by Silence, its Affiliates or its or their designated Third Party against Hansoh or its Affiliates or Sublicensees.
15.5
Termination for Insolvency. In the event that a Party (a) files or resolves to file for protection under (i) bankruptcy, (ii) insolvency, (iii) reorganization (save in the case of a solvent reorganization), (iv) restructuring (save in the case of a solvent restructuring), or (v) business rescue laws applicable to that Party in any jurisdiction; (b) makes an assignment for the benefit of creditors; (c) appoints or suffers appointment of a receiver, administrative receiver, bailiff or trustee or analogous appointment over substantially all of its property; (d) proposes or implements a scheme of arrangement, company voluntary arrangement or other agreement of composition, compromise or extension of its debts (other than in circumstances where such scheme, arrangement or agreement would have no adverse impact on the rights of any other Party to this Agreement); (e) proposes or is a party to any dissolution or liquidation or ceases continuation of substantially all of its business; (f) is subject to any filing of an application or a petition under any (i) bankruptcy, (ii) insolvency, (iii) reorganization (save in the case of a solvent reorganization), (iv) restructuring (save in the case of a solvent restructuring), or (v) business rescue laws or has any such application or petition filed against it that, in any such case, is not discharged within [***] ([***]) days of the filing thereof; or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course (providing always that a request for fulfilment of a specific obligation to be postponed for a specified time shall not amount to an admission that the Party is generally unable to meet its obligations as they fall due), then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.
1.1
Effects of Termination.
1.1.1
License Grant to Silence
(a)
If this Agreement is terminated with respect to a particular Licensed Target (and, in the event that this Agreement is terminated in its entirety, to all Licensed Targets); or
(b)
If any Licensed Target becomes an Expired Target pursuant to Section 5.3,

(collectively the “Returned Targets”),

then, in each case, as of the date that any Licensed Target first becomes a Returned Target: (a) following a written notice from Silence to Hansoh requesting the same, Hansoh shall, subject to the provisions of Section 15.6.7, transfer to Silence any Regulatory Approval held by Hansoh in respect of any Returned Target or the relevant Licensed Compounds or Products and to the extent that such Regulatory Approval is not transferable, hold the foregoing on trust for Silence and grant Silence a right of reference to such Regulatory

Approval in order for Silence to obtain an equivalent Regulatory Approval in the relevant country; and (b) Hansoh hereby grants to Silence (without any further action required on the part of Hansoh) (i) an exclusive, royalty-free and fully paid-up, irrevocable and perpetual license, with the right to grant sublicenses, under any Joint Research Patents, Hansoh Research IP and Hansoh China Product Development IP, and (ii) a non-exclusive, royalty-free and fully paid-up, irrevocable and perpetual license, with the right to grant sublicenses, under any Hansoh Background IP, in each case (i) and (ii) solely to Exploit Licensed Compounds and Licensed Products directed to such Returned Target in the Field throughout the territories that were the subject of the relevant termination. In respect of each of the Joint Research Patents, Hansoh Research Patents and Hansoh China Product Development Patents licensed to Silence pursuant to this Section 15.6.1, Silence shall benefit from equivalent rights with respect to the maintenance, prosecution, enforcement and defense of such Patents as if such Patents were Joint Research Patents, and not Product Specific Patents, for the purposes of ARTICLE 11. For clarity, the license set out in this Section shall survive any expiration or termination of this Agreement.

1.1.2
License Termination. Upon any termination of this Agreement with respect to a Licensed Target, all rights and licenses granted with respect to such Licensed Target under Section 6.1 shall terminate and be of no further force or effect.
1.1.3
Development Wind-Down or Transition.
(a)
Clinical Studies. Hansoh shall, at its option, be responsible for completing (in accordance with the established protocols) or the orderly wind-down of any Clinical Studies that were Initiated by or on behalf of it prior to the termination of this Agreement (whether terminated in its entirety or with respect to a Licensed Target) provided always that if Hansoh decides to wind-down any Clinical Studies it shall notify Silence and the Parties shall, on Silence’s reasonable request, enter into good faith discussions about the transfer of such Clinical Studies to Silence pursuant to Section 15.6.3(b); provided that such transfer will be effected at Silence’s sole cost and expense. Notwithstanding anything to the contrary in this Agreement, Hansoh shall not, and shall not be obligated to, commence any Clinical Studies with respect to any Licensed Product directed to a terminated Licensed Target at any time after it has given or received a notice of termination pursuant to this ARTICLE 15 in respect of such Licensed Target. If the Parties agree in writing (including as to the meeting of the ongoing costs of such Clinical Studies), the sponsorship of any such ongoing Clinical Studies shall be transitioned to Silence.
(b)
Cooperation. Hansoh shall effect a reasonable, orderly, and prompt transition of the Development activities relating to any terminated Licensed Target and corresponding terminated Licensed Products to Silence and/or its designee(s) following delivery of notice of termination so that Silence is able to assume responsibility for same as of the effective date of termination. Where the same cannot be fully achieved prior to the effective date of termination, Hansoh shall continue to provide such reasonable cooperation to Silence and its designee(s) until such transition has been completed. Without limiting the generality of the foregoing, Hansoh shall, [***], provide consultation and assistance for a period of no more than [***] ([***]) days after termination for the purpose of transferring or transitioning to Silence [***] not already in Silence’s possession in each case, to the extent [***] solely for Silence to continue the Development and/or Commercialization of the Licensed Products directed to the terminated Licensed Target in the Field in the Hansoh Territory.
1.1.4
Commercial Wind-Down. Hansoh, its Affiliates and Sublicensees shall be entitled to continue to sell (but not to actively promote after the effective date of termination) any existing inventory of Licensed Products directed to a Licensed Target in respect of which this Agreement has been terminated, and for which Regulatory Approval therefor has been obtained, in accordance with the terms and conditions of this Agreement, for a period of [***] ([***]) months after the effective date of such termination. Silence shall have the right, at its discretion, to purchase from Hansoh any or all of the inventory of Licensed Products and Licensed Compounds held by or on behalf of Hansoh at the date of termination at a price equal to Hansoh’s Manufacturing cost with a reasonable, mutually agreed upon mark-up (not to exceed [***] ([***%])) to cover administrative, shipping and other costs; provided that Hansoh shall be able to retain a sufficient amount of inventory to complete the termination of its commercialisation activities. Silence shall notify Hansoh within [***] ([***]) days of the effective date of termination whether Silence elects to exercise such right.

1.1.5
Contract Transfer. At Silence’s request, Hansoh shall use Commercially Reasonable Efforts to transfer or transition to Silence or its designee all then-existing commercial arrangements relating to Licensed Products directed to terminated Licensed Targets to the extent [***] for Silence to continue the Development and/or Commercialization of such Licensed Products in the Hansoh Territory. If any such contract between Hansoh and a Third Party is not assignable to Silence or its designee (whether by such contract’s terms or because such contract does not relate specifically to the Licensed Products) but is otherwise [***] for Silence to continue the Development and/or Commercialization of the Licensed Products in the Hansoh Territory, or if Hansoh is performing such work for the Licensed Product itself (and thus there is no contract to assign), then Hansoh shall reasonably cooperate with Silence to negotiate for the continuation of such services for Silence from such entity.
1.1.6
Assignment in respect of terminated Licensed Targets. Subject to Sections 15.6.3 and 15.6.4, if this Agreement is terminated with respect to a particular Licensed Target (and, in the event that this Agreement is terminated in its entirety, to all Licensed Targets) Hansoh will deliver to Silence all its right, title and interest in and to all Licensed Compounds and Licensed Products Developed pursuant to this Agreement and which are directed to such terminated Licensed Target, and Silence will be free to Exploit such terminated Licensed Target, together with such Licensed Compounds and Licensed Products directed to such terminated Licensed Target as Silence, in its sole discretion, deems appropriate.

1.1.7
If Hansoh is entitled to terminate this Agreement pursuant to Section 15.3 or Section 15.5, Hansoh may elect to terminate this Agreement, or to continue this Agreement subject to the provisions set forth as follow:
(a)
If Hansoh terminates this Agreement under Section 15.3 or Section 15.5, notwithstanding anything set forth to the contrary in this Section 15.6, Silence shall fully compensate Hansoh for reasonable costs or expenses incurred by it or its Affiliates in connection with the transfer of any relevant activities (including Development Activities, Clinical Studies, and Regulatory Approvals) from Hansoh to Silence pursuant to Sections 15.6.1, and 15.6.3 through 15.6.6.
(b)
If Hansoh terminates this Agreement under Section 15.3 and Silence may by itself or its Affiliates, or grant any Third Party the license to, develop, use, import, export, offer for sale, sell, and otherwise commercialize the Licensed Products for the Field in and outside the Hansoh Territory (“Re-Commercialization”) then, subject to Hansoh’s satisfactory performance of the transfer activities as set out in Sections 15.6.3 through 15.6.6, in the event that Silence requests the transfer of any of the Regulatory Approvals obtained by Hansoh for the Commercialization of the relevant Licensed Compound or Licensed Product in the Hansoh Territory to Silence, then, to the extent that such Regulatory Approvals are transferred to Silence, Silence shall pay royalties (at [***]) and subject to the provisions of ARTICLE 10, calculated as if all the sales by Silence or its Affiliates or licensees (including sublicensees) were sales by

Hansoh), on sales of any Licensed Product that was the subject of such transferred Regulatory Approval in the countries where such transferred Regulatory Approvals were granted until the Re-Commercialization Cap has been reached where the Re-Commercialization Cap shall be [***].
(c)
If Hansoh has the right to terminate this Agreement under Section 15.3, but elects to continue this Agreement, this Agreement shall continue in full force and effect, without prejudice to Hansoh’s right to seek damages for the applicable breach by Silence in accordance with the remedies available to it under the Agreement or Applicable Law.
1.1.8
Exclusivity. Upon any termination of this Agreement with respect to a Licensed Target, each Party’s obligations under ARTICLE 4 with respect to such Licensed Target shall terminate.
1.1.9
Patent Prosecution. Upon any termination of this Agreement with respect to a Licensed Target in any or all countries, Hansoh’s rights in respect of the prosecution and enforcement of any Silence Background Patents, Silence Research Patents, Joint Research Patents and Product Specific Patents which relate to such Licensed Target in such terminated countries (and no continuing Licensed Target) shall terminate. If Hansoh has assumed the prosecution of any Patents pursuant to Section 11.3.3, and such Patent does not relate to any Licensed Target to which Hansoh has any continuing rights, then Hansoh shall ensure that the prosecution of such Patents is transferred to Silence in a prompt and orderly fashion such that no deadline is missed in respect of such prosecution and/or enforcement and that the scope of such Patents is not limited or restricted as a consequence of such transfer.
1.1.10
Confidential Information. Upon any termination of this Agreement with respect to a Licensed Target, each Party shall return or cause to be returned to the other Party all Confidential Information of the other Party relating to such Licensed Target as provided in Section 12.6. Upon any termination of this Agreement in its entirety, each Party shall return or cause to be returned to the other Party all Confidential Information of the other Party as provided in Section 12.6. For the avoidance of doubt, the provision above shall not apply to: (i) Confidential Information which the receiving Party or its Representatives are required to retain by law, pursuant to a subpoena or order or requirement or an official request issued by any court of competent jurisdiction or by any other rule or regulation of any stock exchange or by any other governmental, administrative or regulatory body to which they are subject or the internal archive purpose; (ii) notes, reports, analyses, computations, studies or other documents in any format which contain, reflect or which are generated from Confidential Information and which are generated by the receiving Party or on its behalf by its Representatives; or (iii) Confidential Information which is stored electronically by the receiving Party’s or its Representatives’ automatic archiving or back-up systems, to the extent that such deletion would be technologically impracticable.
15.6
Remedies. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
15.7
Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, the following Sections shall survive any such termination or expiration: Articles 1 (Definitions) and 14 (Indemnity); the license granted by Hansoh to Silence in Section 3.7; Sections 5.3 (Non-Exercise of the Option), 6.3 (Sublicenses) (solely to the extent any license grants under this Agreement survive such termination or expiration), 6.7 (Confirmatory Patent License) (solely to the extent any license grants under this Agreement survive such termination or expiration), and 7.4.11 (Records); Sections 10.1 (Royalty Payments and Reports), 10.2 (Mode of Payment), and 10.3 (Taxes) (to the extent either Party has any outstanding payment obligations as at the effective date of such termination or expiration); and Sections 10.4 (Financial Records), 10.5 (Audit), 10.6 (Confidentiality), 11.1.5 (Assignment Obligation), 12.1 (Confidentiality Obligations), 12.2 (Permitted Disclosures), 12.3 (Use of Name), 12.4 (Public Announcements), 12.6 (Return of Confidential Information), 13.6 (Disclaimer of Warranties), 15.1 (Term), 15.6 (Effects of Termination), 15.8 (Accrued Rights; Surviving Obligations), 16.5 (Severability), 16.6 (Governing Law), 16.7 (Dispute Resolution), 16.8 (Notices), 16.9 (Entire Agreement; Amendments), 16.10 (English Language), 16.11 (Waiver and Non-Exclusion of Remedies), 16.12 (No Benefit to Third Parties), 16.13 (Further Assurance); 16.14 (Relationship of the Parties), 16.15 (Joint and Several Liability), and 16.18 (Use of Affiliates).

ARTICLE 16

Miscellaneous
16.1
Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement solely to the extent, and for so long as, such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [***] ([***]) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. If any such event continues for more than [***] ([***]) days, then such other Party shall have the right to terminate this Agreement upon [***] ([***]) days prior written notice to the non-performing Party.
16.2
Export Control. Neither Party shall export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.
16.3
Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed); provided, however, that either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent:
16.3.1
in connection with the transfer or sale of all or substantially all of the business or assets of such Party relating to this Agreement to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise; provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring Party by operation of law (e.g., in the context of a reverse triangular merger)), (a) the Know-How, Patents, and other intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology for which rights have been granted under this Agreement, and (b) notice is provided to the other Party; or
16.3.2
to an Affiliate.

The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 16.3. Any assignment not in accordance with this Section 16.3 shall be null and void.

16.4
Acquisition of Silence. Notwithstanding any other provision of this Agreement, except as set forth in this Section 16.4, in the event of an Acquisition of Silence or a Holding Company of Silence, no intellectual property or other subject matter owned or controlled by the acquiring entity or any of its Affiliates prior to such Acquisition, or developed or acquired by such acquiring entity after such Acquisition (or by any Affiliate of the acquiring entity that was not an Affiliate of Silence prior to such Acquisition), shall be included as, Silence Background IP, Silence Research IP, or Silence China Product Development IP hereunder, so long as such intellectual property and other subject matter were developed independently of this Agreement and without access to or use of any Hansoh Confidential Information, the Silence Background IP, Silence Research IP, or Silence China Product Development IP or any Joint Research IP, and are not used by or on behalf of Silence or such acquiring entity or any of its Affiliates in connection with any efforts related to this Agreement.

In addition, in the event that any acquiring entity of Silence or a Holding Company of Silence, or any of its Affiliates, is conducting any research, development or commercialisation activities in respect of any Licensed Targets, or does so in the future (a “Competing Program”) then Silence will establish and implement appropriate firewall procedures to segregate all activities (and the personnel conducting such activities) in such Competing Program from the activities performed by or on behalf of Silence pursuant to this Agreement, including ensuring that personnel involved in working in such Competing Program shall not have access to any Confidential Information of either Party with respect to activities under this Agreement, provided that such firewall procedures and obligation to segregate shall not extend to any accounts, financial or administrative personnel and that the directors of the applicable acquiring entity may receive general updates on progress and all financial information with respect to both the Competing Program and the activities performed under this Agreement.

Provided that Silence has complied with this obligation, Silence shall not be in breach of Section 4.1 by reason of such Acquisition or by reason of the acquiring entity or its Affiliates having, initiating or performing a Competing Program.

16.5
Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable, or illegal part. In such event, the Parties shall negotiate promptly in good faith to replace such invalid, unenforceable, or illegal part with a valid, enforceable, and legal provision which most closely effectuates the Parties’ original intent.
16.6
Governing Law. This Agreement or the performance, breach, or termination hereof shall be interpreted, governed by, and construed in accordance with the laws of the [***], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning (a) inventorship of Patents under this Agreement shall be determined in accordance with Section 11.1.1 and (b) the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be, and the Parties consent to the exclusive jurisdiction of the courts of such country or jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.
16.7
Dispute Resolution. Except for disputes resolved by the procedures set forth in Section 2.7.2, if a dispute arises between the Parties in connection with or relating to this

Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 16.7.
16.7.1
General. Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within [***] ([***]) days (or such other period of time as mutually agreed by the Senior Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 16.7.2, if a Party wishes to pursue further resolution of such Dispute, such Dispute shall be referred to and finally resolved by arbitration pursuant to the procedures set forth in Section 16.7.3 for purposes of having the matter finally settled.
16.7.2
Intellectual Property Disputes. In the event that a Dispute arises with respect to the validity, scope, enforceability, or inventorship of any Patent, trademark or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 16.7.1, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to arbitration in accordance with Section 16.7.3 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 16.6, in any country or other jurisdiction in which such intellectual property rights apply.
16.7.3
Arbitration. If the Parties mutually agree to resolve a dispute by binding arbitration, then the Parties shall submit such dispute for resolution by binding arbitration before a tribunal of three (3) arbitrators in accordance with the Arbitration Rules of the [***], as then in effect. The seat, or legal place, of the arbitration shall be [***]. Each Party shall nominate one arbitrator and the third arbitrator shall be nominated by the two Party-nominated arbitrators within [***] ([***]) days after the second arbitrator’s appointment. If a Party does not nominate its arbitrator within [***] ([***]) days following the expiry of the allotted period, then such arbitrator shall be appointed by the [***] in accordance with its rules. Any arbitrator appointed by the [***] shall have substantial experience in the pharmaceutical industry. The arbitration shall be conducted, and all documents submitted to the arbitrators shall be, in English. Each Party shall bear its own legal costs for its counsel and other expenses, and the Parties shall equally share the fees of the arbitration; provided that the arbitrators shall have the discretion to provide that the losing Party is responsible for all or a portion of such costs and fees and in such case the arbitral award will so provide. The arbitrators shall have no power to award punitive, special, incidental, or consequential damages. In no event shall the arbitrators assign a value to any issue greater than the greatest value for such issue claimed by either Party or less than the smallest value for such issue for such item claimed by either Party. The award shall be final and binding upon the Parties and the Parties undertake to carry out any award without delay. Judgment on the award rendered by arbitration may be entered in any court of competent jurisdiction. Except to the extent necessary to confirm, enforce, or challenge an award of the arbitration, to protect or pursue a legal right, or as otherwise required by Applicable Law or regulation or securities exchange, neither Party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties. Notwithstanding anything to the contrary in the foregoing, in no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy, or claim would be barred by the applicable New York statute of limitations. Any disputes concerning the propriety of the commencement of the arbitration shall be finally settled by the arbitral tribunal.
16.7.4
Interim Relief. Notwithstanding anything herein to the contrary, nothing in this Section 16.7 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction, or other interim equitable relief concerning a Dispute following the arbitration procedures set forth in Section 16.7.3, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.
16.8
Notices. Any notice or other communication required under this Agreement shall be in writing, shall be in the English language, shall refer specifically to this Agreement, and shall be deemed given only if (a) delivered by hand or (b) sent by internationally recognized overnight delivery service addressed to the Parties at their respective addresses specified below or to such other address as a Party may specify in accordance with this Section 16.8 and, in either case, an email copy of such notice or other communication is also provided. Such notice shall be deemed to have been given as of the date delivered by hand or on the [***] Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 16.8 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Hansoh, to:

Hansoh Bio LLC

9900 Medical Center Dr, Ste 200

Rockville, MD 20850

Attention: [***]

Email: [***]; [***]

If to Silence, to:

Silence Therapeutics Plc

72 Hammersmith Road

London W14 8TH

United Kingdom

Attention: [***]

With a copy to:

[***];

[***]; and

[***]

16.9
Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby ([***]). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

16.10
English Language. This Agreement has been written and executed in, and all notices and reports required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties under or in connection with this Agreement shall be in, the English language, and the English language will control the interpretation of this Agreement. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
16.11
Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by the Party waiving such term or condition. The waiver by either Party of any right or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.
16.12
No Benefit to Third Parties. Except as provided in ARTICLE 14, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.
16.13
Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
16.14
Relationship of the Parties. Silence and Hansoh are independent contractors and the relationship between the Parties shall not constitute a partnership, joint venture, or agency, including for tax purposes. Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of such other Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.
16.15
Joint and Several Liability. Each of the Hansoh Parties shall be jointly and severally responsible for all of the Hansoh obligations under this Agreement. In the event that there is a breach of any of the Hansoh obligations under this Agreement, Silence shall have no obligation ascertain or enquire as to which of the Hansoh Parties is in breach and shall be entitled to enforce this Agreement against one or both Hansoh Parties without reference to which Hansoh Party is in breach and each Hansoh Party shall be fully liable for any breach of this Agreement by itself and/or the other Hansoh Party.
16.16
No Obligation to Disclose. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require a Party (the “Restricted Party”) to provide the other Party with access to Information the disclosure of which, in the Restricted Party’s reasonable good faith opinion (a) would conflict with confidentiality obligations to which such Restricted Party or any of its Affiliates is bound, (b) would reasonably be expected to result in the forfeiture or waiver of any attorney-client or similar privilege, or (c) would violate Applicable Law, provided that, in the case of each of clause (a), (b) and (c), the Restricted Party will use Commercially Reasonable Efforts to provide the other Party, to the extent possible, with access to the relevant Information in a manner that would not reasonably be expected to conflict with confidentiality obligations, result in the forfeiture or waiver of any such attorney-client or similar privilege, or violate Applicable Law. In the event that a Party relies upon this Section 16.16 in not providing the other Party with any Information requested, such Restricted Party shall be required to promptly notify the other Party that it has determined to not provide Information pursuant to this Section 16.16.
16.17
Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.
16.18
Use of Affiliates. Each Party acknowledges and agrees that any Affiliates of a Party may exercise any of the rights granted to such Party in this Agreement or perform any of such Party’s obligations in this Agreement provided that such Party shall be responsible for the performance of any of its obligations that are performed by its Affiliates.

{SIGNATURE PAGE FOLLOWS}

THIS RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

SILENCE THERAPEUTICS PLC
By: /s/ Mark Rothera Name: Mark Rothera Title: CEO

HANSOH (SHANGHAI) HEALTHTECH CO., LTD.
By: /s/ Yuan Sun Name: Yuan Sun Title: Authorized Representative

JIANGSU HANSOH PHARMACEUTICAL GROUP COMPANY LIMITED
By: /s/ Yuan Sun Name: Yuan Sun Title: Authorized Representative

Schedule 1.68

Joint Development Plan Template

Phase	Study design	Countries	Start Month	Duration (months)	End Month	Responsibility
[***]	[***]	[***]				[***]
[***]	[***]	[***]				[***]
[***]	[***]	[***]				[***]
[***]

Schedule 1.78

Licensed Targets

Section 1. China Licensed Targets

[***]

[***]

Section 2. Global Licensed Target

[***]

[***]

Schedule 1.95

Preliminary Targets

[***]

[***]

[***]

Schedule 1.105

Research Plan Template

Function	Activity	Start Month	Duration (months)	End Month	Direct Cost (USD 000's)	Total FTE Resource *
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Function	Activity	Start Month	Duration (months)	End Month	Direct Cost (USD 000's)	Total FTE Resource *
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Function	Activity	Start Month	Duration (months)	End Month	Direct Cost (USD 000's)	Total FTE Resource *
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Function	Activity	Start Month	Duration (months)	End Month	Direct Cost (USD 000's)	Total FTE Resource *
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Function	Activity	Start Month	Duration (months)	End Month	Direct Cost (USD 000's)	Total FTE Resource *
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]		[***]
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[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]		[***]

Function	Activity	Start Month	Duration (months)	End Month	Direct Cost (USD 000's)	Total FTE Resource *
[***]	[***]	[***]

* [***].

** [***].

Schedule 12.4

Form of Press Release.

1. SILENCE PRESS RELEASE

Silence Therapeutics and Hansoh Pharma Announce Collaboration to Develop Therapeutics Leveraging Silence’s mRNAi GOLD™ Platform

Hansoh will make a $16 million upfront cash payment and Silence has the potential to receive up to $1.3 billion in milestones

Silence gains exclusive rights to two targets in all territories except the China region; Hansoh has rights to those two targets in the China region and global rights to a third target

15 October 2021

LONDON and SHANGHAI, Silence Therapeutics plc (AIM: SLN and Nasdaq: SLN), a leader in the discovery, development and delivery of novel short interfering ribonucleic acid (siRNA) therapeutics for the treatment of diseases with significant unmet medical need, and Hansoh Pharmaceutical Group Company Limited (“Hansoh Pharma”, 3692.HK), one of the leading biopharmaceutical companies in China, today announced a collaboration to develop siRNAs for three undisclosed targets leveraging Silence’s proprietary mRNAi GOLD™ platform.

Under the terms of the agreement, Hansoh will have the exclusive option to license rights to the first two targets in Greater China, Hong Kong, Macau and Taiwan following the completion of phase 1 studies. Silence will retain exclusive rights for those two targets in all other territories. Silence will be responsible for all activities up to option exercise and will retain responsibility for development outside the China region post phase 1 studies.

Hansoh will also have the exclusive option to license global rights to a third target at the point of IND filing. Hansoh will be responsible for all development activities post option exercise for the third target.

Hansoh will make a $16 million upfront payment and Silence is eligible to receive up to $1.3 billion in additional development, regulatory and commercial milestones. Silence will also receive royalties tiered from low double-digit to mid-teens on Hansoh net product sales.

Mark Rothera, President and Chief Executive Officer of Silence Therapeutics, said: “We believe Hansoh’s extensive clinical development and commercialization experience in China make them an ideal partner. This collaboration is a good example of our hybrid model in action, balancing proprietary and partnered programs to maximize the substantial opportunity of our mRNAi GOLD™ platform for targeting disease associated genes in the liver. The Hansoh partnership enables us to move two new proprietary programs forward subsidized by non-dilutive capital while also gaining access to the second largest pharmaceutical market globally. We look forward to discussing this deal and our broader pipeline in more detail at our upcoming R&D Day on October 21st in New York City.”

Eliza Sun, Executive Director of the Board of Hansoh Pharma, said: “We are excited to partner with Silence, a pioneer in siRNA therapeutic development with decades of scientific and technical experience. As one of the largest biopharma in China, Hansoh strives to partner with innovative companies globally to build out and advance our robust pipeline spanning across multiple therapeutic areas. We see substantial opportunity in Silence’s mRNAi GOLD™ platform to develop and bring better precision-based medicines to patients across China and worldwide.”

Enquiries:

Silence Therapeutics plc Gem Hopkins, Head of IR and Corporate Communications ir@silence-therapeutics.com	Tel: +1 (646) 637-3208
Investec Bank plc (Nominated Adviser and Broker) Daniel Adams/Gary Clarence	Tel: +44 (0) 20 7597 5970
European PR Consilium Strategic Communications Mary-Jane Elliott/Chris Welsh/Angela Gray silencetherapeutics@consilium-comms.com	Tel: +44 (0) 20 3709 5700
Hansoh Pharma Dr. Sophia Dong, Director of Investor Relations IR@hspharm.com

About Hansoh Pharma

Hansoh Pharma (3692.HK), one of the largest biopharmaceutical companies in Greater China and in Asia, is committed to discovering and developing life-changing medicines to help patients conquer serious diseases and disorders. Hansoh Pharma is supported by over 12,000 dedicated employees in China and the United States. Founded in 1995, Hansoh has fully integrated research and development, manufacturing, and commercial capabilities, supporting leading positions across a broad range of therapeutic areas, including oncology, central nervous system (CNS) disorders, infectious diseases, cardiovascular disease, diabetes, and autoimmune diseases. With the support of over 1,600 highly skilled R&D professionals, Hansoh has successfully developed multiple internally discovered drug candidates into NMPA-approved innovative medicines, including aumolertinib (阿 美乐®), a third-generation EGFR inhibitor for the treatment of NSCLC with EGFR mutations, flumatinib (昕福®), a second-generation BCR-ABL inhibitor for frontline treatment of chronic myeloid leukemia (CML), PEG-loxenatide (孚来 美®), the first once-weekly long-acting GLP-1 analogue discovered and developed in China for the treatment of diabetes, morinidazole (迈灵达®), a third-generation nitroimidazole antibiotic and tenofovir amibufenamide (恒 沐®), the first second-generation oral anti-HBV drug developed in China. For more information, please visit www.hspharm.com.

About Silence Therapeutics

Silence Therapeutics is developing a new generation of medicines by harnessing the body's natural mechanism of RNA interference, or RNAi, to inhibit the expression of specific target genes thought to play a role in the pathology of diseases with significant unmet need. Silence's proprietary mRNAi GOLD™ platform can be used to create siRNAs (short interfering RNAs) that precisely target and silence disease-associated genes in the liver, which represents a substantial opportunity. Silence's wholly owned product candidates include SLN360 designed to address the high and prevalent unmet medical need in reducing cardiovascular risk in people born with high levels of lipoprotein(a) and SLN124 designed to address iron-loading anemia conditions. Silence also maintains ongoing research and development collaborations with AstraZeneca, Mallinckrodt Pharmaceuticals, and Takeda, among others. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

Certain statements made in this announcement are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other securities laws, including with respect to the Company’s clinical and commercial prospects and the anticipated timing of data reports from the Company’s clinical trials. These forward-looking statements are not historical facts but rather are based on the Company's current expectations, estimates, and projections about its industry; its beliefs; and assumptions. Words such as 'anticipates,' 'expects,' 'intends,' 'plans,' 'believes,' 'seeks,' 'estimates,' and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including those risks identified in the Company’s most recent Admission Document and its amended Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission on April 29, 2021. The Company cautions security holders and prospective security holders not to place undue reliance on these forward-looking statements, which reflect the view of the Company only as of the date of this announcement. The forward-looking statements made in this announcement relate only to events as of the date on which the statements are made. The Company will not undertake any obligation to release publicly any revisions or updates to these forward-looking statements to reflect events, circumstances, or unanticipated events occurring after the date of this announcement except as required by law or by any appropriate regulatory authority.

2. HANSOH PRESS RELEASE

Hansoh Pharma and Silence Therapeutics Announce Collaboration to Develop Therapeutics Leveraging Silence’s mRNAi GOLD™ Platform

Hansoh will make a $16 million upfront cash payment and Silence has the potential to receive up to $1.3 billion in milestones

Hansoh has rights to two targets in the China region and global rights to a third target;

Silence gains exclusive rights to those two targets in all territories except the China region

15 October 2021

SHANGHAI and LONDON, Hansoh Pharmaceutical Group Company Limited (“Hansoh Pharma”, 3692.HK), one of the leading biopharmaceutical companies in China and Silence Therapeutics plc (AIM:SLN and Nasdaq: SLN), a leader in the discovery, development and delivery of novel short interfering ribonucleic acid (siRNA) therapeutics for the treatment of diseases with significant unmet medical need, today announced a collaboration to develop siRNAs for three undisclosed targets leveraging Silence’s proprietary mRNAi GOLD™ platform.

Under the terms of the agreement, Hansoh will have the exclusive option to license rights to the first two targets in Greater China, Hong Kong, Macau and Taiwan following the completion of phase 1 studies. Silence will retain exclusive rights for those two targets in all other territories. Silence will be responsible for all activities up to option exercise and will retain responsibility for development outside the China region post phase 1 studies.

Hansoh will also have the exclusive option to license global rights to a third target at the point of IND filing. Hansoh will be responsible for all development activities post option exercise for the third target.

Hansoh will make a $16 million upfront payment and Silence is eligible to receive up to $1.3 billion in additional development, regulatory and commercial milestones. Silence will also receive royalties tiered from low double-digit to mid-teens on Hansoh net product sales.

Eliza Sun, Executive Director of the Board of Hansoh Pharma, said: “We are excited to partner with Silence, a pioneer in siRNA therapeutic development with decades of scientific and technical experience. As one of the largest biopharma in China, Hansoh strives to partner with innovative companies globally to build out and advance our robust pipeline spanning across multiple therapeutic areas. We see substantial opportunity in Silence’s mRNAi GOLD™ platform to develop and bring better precision-based medicines to patients across China and worldwide.”

Mark Rothera, President and Chief Executive Officer of Silence Therapeutics, said: “We believe Hansoh’s extensive clinical development and commercialization experience in China make them an ideal partner. This collaboration is a good example of our hybrid model in action, balancing proprietary and partnered programs to maximize the substantial opportunity of our mRNAi GOLD™ platform for targeting disease associated genes in the liver. The Hansoh partnership enables us to move two new proprietary programs forward subsidized by non-dilutive capital while also gaining access to the second largest pharmaceutical market globally. We look forward to discussing this deal and our broader pipeline in more detail at our upcoming R&D Day on October 21st in New York City.”

Enquiries:

Silence Therapeutics plc Gem Hopkins, Head of IR and Corporate Communications ir@silence-therapeutics.com	Tel: +1 (646) 637-3208
Investec Bank plc (Nominated Adviser and Broker) Daniel Adams/Gary Clarence	Tel: +44 (0) 20 7597 5970
European PR Consilium Strategic Communications Mary-Jane Elliott/Chris Welsh/Angela Gray silencetherapeutics@consilium-comms.com	Tel: +44 (0) 20 3709 5700
Hansoh Pharma Dr. Sophia Dong, Director of Investor Relations IR@hspharm.com

About Hansoh Pharma

Hansoh Pharma (3692.HK), one of the largest biopharmaceutical companies in Greater China and in Asia, is committed to discovering and developing life-changing medicines to help patients conquer serious diseases and disorders. Hansoh Pharma is supported by over 12,000 dedicated employees in China and the United States. Founded in 1995, Hansoh has fully integrated research and development, manufacturing, and commercial capabilities, supporting leading positions across a broad range of therapeutic areas, including oncology, central nervous system (CNS) disorders, infectious diseases, cardiovascular disease, diabetes, and autoimmune diseases. With the support of over 1,600 highly skilled R&D professionals, Hansoh has successfully developed multiple internally discovered drug candidates into NMPA-approved innovative medicines, including aumolertinib (阿 美乐®), a third-generation EGFR inhibitor for the treatment of NSCLC with EGFR mutations, flumatinib (昕福®), a second-generation BCR-ABL inhibitor for frontline treatment of chronic myeloid leukemia (CML), PEG-loxenatide (孚来 美®), the first once-weekly long-acting GLP-1 analogue discovered and developed in China for the treatment of diabetes, morinidazole (迈灵达®), a third-generation nitroimidazole antibiotic and tenofovir amibufenamide (恒 沐®), the first second-generation oral anti-HBV drug developed in China. For more information, please visit www.hspharm.com.

About Silence Therapeutics

Silence Therapeutics is developing a new generation of medicines by harnessing the body's natural mechanism of RNA interference, or RNAi, to inhibit the expression of specific target genes thought to play a role in the pathology of diseases with significant unmet need. Silence's proprietary mRNAi GOLD™ platform can be used to create siRNAs (short interfering RNAs) that precisely target and silence disease-associated genes in the liver, which represents a substantial opportunity. Silence's wholly owned product candidates include SLN360 designed to address the high and prevalent unmet medical need in reducing cardiovascular risk in people born with high levels of lipoprotein(a) and SLN124 designed to address iron-loading anemia conditions. Silence also maintains ongoing research and development collaborations with AstraZeneca, Mallinckrodt Pharmaceuticals, and Takeda, among others. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

Certain statements made in this announcement are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other securities laws, including with respect to the Company’s clinical and commercial prospects and the anticipated timing of data reports from the Company’s clinical trials. These forward-looking statements are not historical facts but rather are based on the Company's current expectations, estimates, and projections about its industry; its beliefs; and assumptions. Words such as 'anticipates,' 'expects,' 'intends,' 'plans,' 'believes,' 'seeks,' 'estimates,' and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including those risks identified in the Company’s most recent Admission Document and its amended Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission on April 29, 2021. The

Company cautions security holders and prospective security holders not to place undue reliance on these forward-looking statements, which reflect the view of the Company only as of the date of this announcement. The forward-looking statements made in this announcement relate only to events as of the date on which the statements are made. The Company will not undertake any obligation to release publicly any revisions or updates to these forward-looking statements to reflect events, circumstances, or unanticipated events occurring after the date of this announcement except as required by law or by any appropriate regulatory authority.

翰森制药和Silence Therapeutics宣布利用Silence mRNAi GOLD™ 平台合作开发治疗药物

翰森制药将现金支付1,600万美元首付款，Silence有望收到最高超过13亿美元潜在里程碑付款

翰森制药在中国地区拥有这两个靶点的权利和第三个靶点的全球权利;

Silence在除中国地区以外的所有地区获得两个靶点的排他权益

10月 15 2021

上海及伦敦，翰森制药集团有限公司（翰森制药,3692.HK），中国顶尖的生物制药企业，Silence Therapeutics (AIM: SLN及Nasdaq: SLN), siRNA治疗领域的领先的创新企业，致力于发现、开发和提供新型短干扰核糖核酸(siRNA)疗法，用于治疗具有显著未满足医疗需求的疾病，今日宣布利用Silence独有的mRNAi GOLD™平台合作开发针对3个未披露靶点的siRNA药物。

根据协议条款，在完成1期临床研究后，翰森制药将拥有两个靶点在中国的独家许可权。Silence将保留这两个靶点在所有其他地区的权益。Silence将负责执行期权之前的所有开发活动，并将保留在1期临床研究结束后中国地区以外的开发责任。

翰森制药还将在第三个靶点提交IND时拥有全球独家权益，并将负责第三个靶点期权行使后的所有开发活动。

翰森制药将支付1,600万美元首付款，Silence有望收到包含研发、注册及商业化里程碑在内的最高超过13亿美元潜在里程碑付款。Silence还将获得基于产品净销售额的低双位数至中位百分之十几的销售提成。

翰森制药集团执行董事孙远女士表示: “我们很高兴与Silence合作，Silence 是siRNA治疗领域的研发先驱，拥有数十年的科学和技术经验。作为中国最大的制药企业之一，翰森制药努力与全球创新公司合作，以建立和推进我们跨越多个治疗领域的强大研发管线。我们认为Silence的mRNAi GOLD™ 平台中有非常大的潜力，可以为中国和全球患者开发和提供更好的精准治疗药物。”

Silence Therapeutics总裁兼首席执行官Mark Rothera表示: “翰森制药在中国有丰富的临床开发和商业化经验，我们相信会是我们理想的合作伙伴。此次合作是我们多元化合作模式的范例，可以很好地平衡独立研发和合作项目，最大限度地利用我们mRNAi GOLD™ 平台，针对肝脏疾病相关基因靶向开发药物。与翰森制药的合作使我们能够推进两个新的非稀释资本补贴的专有项目，同时还可以进入全球第二大医药市场。我们期待在即将于10月21日在纽约市举行的研发开放日更详细地讨论这笔交易和我们丰富的研发管线布局。”

联系方式:

Silence Therapeutics plc Gem Hopkins, 投资者关系及企业合作负责人 ir@silence-therapeutics.com	Tel: +1 (646) 637-3208
Investec Bank plc (指定顾问和经纪人) Daniel Adams/Gary Clarence	Tel: +44 (0) 20 7597 5970
欧洲媒体联系 Consilium Strategic Communications Mary-Jane Elliott/Chris Welsh/Angela Gray silencetherapeutics@consilium-comms.com	Tel: +44 (0) 20 3709 5700
翰森制药 董穗穗博士，投资者关系总监 IR@hspharm.com

关于翰森制药集团

翰森制药(3692.HK)，中国及亚洲最大的制药公司之一, 致力于发现和开发提升生命质量的药物，以帮助患者克服严重的疾病和障碍。翰森制药目前在中国及美国拥有超过12,000名员工。翰森制药成立于1995年，翰森制药拥有药物研发、制造和商业化能力，在多个治疗领域中处于领先地位，包括抗肿瘤、中枢神经系统（CNS）、抗感染、心血管疾病、糖尿病及自身免疫疾病等。翰森制药拥有超过1,600名专业研发人员，已经在中国成功上市了5个自主研发的创新药,包括阿美乐®，用于EGFR突变的NSCLC治疗的三代EGFR抑制剂；昕福®，用于一线慢性粒细胞白血病（CML）治疗的二代BCR-ABL抑制剂；孚来美®，用于糖尿病治疗的首款获批上市的国产长效GLP-1周制剂；迈灵达®，三代硝基咪唑类抗生素；恒沐®，首个中国原研的二代口服抗乙肝病毒（HBV）药物。

更多信息详见：www.hspharm.com

关于Silence Therapeutics

Silence Therapeutics通过利用人体天然的RNA干扰或RNAi机制来抑制特定靶基因的表达，开发新一代药物。这些靶基因在多种疾病的病理学中发挥作用，具有显著未满足的临床需求。Silence专有的mRNAi GOLD™ 平台可用于创建siRNA（短干扰RNA），以精确靶向和沉默肝脏中的相关疾病基因，具有非常大的潜力。Silence的候选药物包括SLN360，旨在解决脂蛋白(a)高表达，降低出生时伴随脂蛋白(a)高表达人群的心血管病风险，具有广泛的未被满足的医疗需求；SLN124旨在解决铁负荷性贫血。Silence还拥有多项在研项目并与阿斯利康、Mallinckrodt Pharmaceuticals和武田等多家企业有研发合作。

更多信息详见：https://www.silence-therapeutics.com/.